Exhibit 4.3
                                                                     -----------
*[THIS AGREEMENT IS THE SAME FORM THAT WILL BE USED WHEN A DVI AFFILIATE
SELLS CONTRACTS TO THE TRANSFEROR]






                          DVI FINANCIAL SERVICES INC.,
                            CONTRIBUTOR AND SERVICER

                                       AND

                           DVI RECEIVABLES CORP. VIII




                      CONTRIBUTION AND SERVICING AGREEMENT





                          Dated as of ________________






ALL RIGHTS IN AND TO THIS AGREEMENT ON THE PART OF DVI RECEIVABLES CORP. VIII HAVE BEEN ASSIGNED TO [ISSUER] AND REASSIGNED AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF [TRUSTEE] FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.        CAPITAL CONTRIBUTION [Sale].....................................................................1
         1.01  CONTRIBUTION [SALE]................................................................................1

SECTION 2.        REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF
         THE CONTRIBUTOR..........................................................................................3
         2.01  CORPORATE ORGANIZATION AND AUTHORITY...............................................................3
         2.02  BUSINESS AND PROPERTY..............................................................................4
         2.03  EQUIPMENT AND CONTRACTS............................................................................4
         2.04  CONTRACT SCHEDULE..................................................................................9
         2.05  PENDING LITIGATION.................................................................................9
         2.06  NO MATERIAL EVENT..................................................................................9
         2.07  TRANSACTIONS LEGAL AND AUTHORIZED..................................................................9
         2.08  GOVERNMENTAL CONSENT..............................................................................10
         2.09  COMPLIANCE WITH LAW...............................................................................10
         2.10  ORDINARY COURSE; NO INSOLVENCY....................................................................10
         2.11  ASSETS AND LIABILITIES............................................................................10
         2.12  FAIR CONSIDERATION; VALID SALE....................................................................11
         2.13  ABILITY TO PAY DEBTS..............................................................................11
         2.14  BULK TRANSFER PROVISIONS..........................................................................11
         2.15  TAX RETURNS.......................................................................................11
         2.16  TRANSFER TAXES....................................................................................12
         2.17  PRINCIPAL EXECUTIVE OFFICE........................................................................12
         2.18  LEGAL NAME........................................................................................12
         2.19  SERVICING PROVISIONS CUSTOMARY....................................................................12
         2.20  DEFAULTS..........................................................................................12
         2.21  ERISA.............................................................................................12
         2.22  ALL FILINGS MADE..................................................................................12
         2.23  NONCONSOLIDATION..................................................................................13
         2.24  ALL REPRESENTATIONS AND WARRANTIES TRUE...........................................................13
         2.25  PROSPECTUS SUPPLEMENT.  ..........................................................................14
         2.26  INSURANCE.  ......................................................................................14
         2.27  NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR OR THE ISSUER.......................................14

SECTION 3.        REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF
                  THE TRANSFEROR.................................................................................15
         3.01  TRANSFEROR ORGANIZATION AND AUTHORITY; SUBSIDIARIES...............................................15
         3.02  DUE AUTHORIZATION AND NO VIOLATION................................................................15
         3.03  NO LITIGATION.....................................................................................15
         3.04  PRINCIPAL OFFICE..................................................................................15
         3.05  TAX RETURNS.......................................................................................16
         3.06  SOLVENCY..........................................................................................16

                                                                                                               Page
                                                                                                               ----
         3.07  APPROVALS.........................................................................................16
         3.08  NONCONSOLIDATION..................................................................................16

SECTION 4.        ADMINISTRATION OF CONTRACTS....................................................................17
         4.01  SERVICER TO ACT...................................................................................17
         4.02  CONTRACT AMENDMENTS AND MODIFICATIONS; REPURCHASE OF CONTRACTS BY SERVICER
                   ..............................................................................................18
         4.03  CONTRACT DEFAULTS; RESIDUAL REALIZATIONS..........................................................19
         4.04  COSTS OF SERVICING; SERVICER'S FEE................................................................20
         4.05  OTHER TRANSACTIONS................................................................................21
         4.06  COLLECTION OF MONEYS..............................................................................21
         4.07  VOLUNTARY TERMINATION.............................................................................22

SECTION 5.        SERVICER ADVANCES; REPURCHASE OF CONTRACTS.....................................................22
         5.01  SERVICER ADVANCES.................................................................................22
         5.02  INDEMNIFICATION...................................................................................22
         5.03  REPURCHASE AND SUBSTITUTION OF CONTRACTS; OTHER PAYMENTS..........................................23

SECTION 6.        INFORMATION TO BE PROVIDED.....................................................................24
         6.01  MONTHLY SERVICER REPORT...........................................................................24
         6.02  TAX REPORTING AND TREATMENT.......................................................................24
         6.03  OTHER INFORMATION.................................................................................25
         6.04  ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S REPORT...........................................25
         6.05  PAYMENT ADVICES...................................................................................25

SECTION 7.        SUBSTITUTION OF CONTRACTS......................................................................25
         7.01  SUBSTITUTION......................................................................................25
         7.02  NOTICE OF SUBSTITUTION............................................................................28
         7.03  CONTRIBUTOR'S AND SERVICER'S SUBSEQUENT OBLIGATIONS...............................................28

SECTION 8.        THE SERVICER...................................................................................28
         8.01  CORPORATE EXISTENCE OF THE SERVICER...............................................................28
         8.02  LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS................................................29
         8.03  SERVICER NOT TO RESIGN OR BE REMOVED..............................................................29
         8.04  FINANCIAL AND BUSINESS INFORMATION................................................................30
         8.05  OFFICER'S CERTIFICATES............................................................................30
         8.06  INSPECTION........................................................................................31
         8.07  SERVICER RECORDS..................................................................................31
         8.08  INSURANCE.........................................................................................31
         8.09  NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR OR THE ISSUER.......................................31
         8.10  FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE..................................................31

SECTION 9.        THE CONTRIBUTOR................................................................................32

                                                                                                               Page
                                                                                                               ----
         9.01  CORPORATE EXISTENCE OF THE CONTRIBUTOR............................................................32
         9.02  FINANCIAL AND BUSINESS INFORMATION................................................................32
         9.03  INSPECTION........................................................................................33
         9.04  NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR OR THE ISSUER.......................................33
         9.05  ACCOUNTS, BOOKS AND RECORDS.......................................................................33
         9.06  TAX RETURNS.......................................................................................34
         9.07  INSURANCE.........................................................................................34
         9.08  PROTECTION OF RIGHT, TITLE AND INTEREST...........................................................34
         9.09  OTHER LIENS OR INTERESTS..........................................................................35
         9.10  COSTS AND EXPENSES................................................................................35

SECTION 10.       EVENTS OF DEFAULT..............................................................................35
         10.01  SERVICER EVENTS OF DEFAULT.......................................................................35
         10.02  TERMINATION......................................................................................37
         10.03  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.........................................................37
         10.04  SERVICER TO COOPERATE............................................................................38
         10.05  REMEDIES NOT EXCLUSIVE...........................................................................39
         10.06  WAVIER OF PAST DEFAULTS..........................................................................39

SECTION 11.       ASSIGNMENT.....................................................................................39
         11.01  ASSIGNMENT TO TRUSTEE............................................................................39
         11.02  ASSIGNMENT BY CONTRIBUTOR OR SERVICER............................................................39

SECTION 12.       NATURE OF CONTRIBUTOR'S OBLIGATIONS AND SECURITY THEREFOR
                                                                                                                 39
         12.01  CONTRIBUTOR'S OBLIGATIONS ABSOLUTE...............................................................39
         12.02  POWER OF ATTORNEY................................................................................40

SECTION 13.       MISCELLANEOUS PROVISIONS.......................................................................40
         13.01  SALE.............................................................................................40
         13.02  AMENDMENT........................................................................................41
         13.03  WAIVERS..........................................................................................41
         13.04  NOTICES..........................................................................................41
         13.05  COSTS AND EXPENSES...............................................................................42
         13.06  THIRD PARTY BENEFICIARIES........................................................................42
         13.07  SURVIVAL OF REPRESENTATIONS......................................................................42
         13.08  CONFIDENTIAL INFORMATION.........................................................................42
         13.09  HEADINGS AND CROSS-REFERENCES....................................................................43
         13.10  GOVERNING LAW....................................................................................43
         13.11  CONSENT TO JURISDICTION..........................................................................43
         13.12  COUNTERPARTS.....................................................................................43

EXHIBITS

Exhibit A         Contract Schedule
Exhibit B         Monthly Servicer Report
Exhibit C         Underwriting Guidelines
Exhibit D         Substitute Contract Transfer Form
Exhibit E         Form of Re-Assignment
Exhibit F         Form of Officer's Certificate for Section 7
Exhibit G         Forms of Contracts



APPENDICES

Appendix I        Defined Terms

                      CONTRIBUTION AND SERVICING AGREEMENT


                  This Agreement is made and dated as of ___________, by and between DVI FINANCIAL SERVICES INC., a Delaware corporation ("DVI"), as contributor [Seller] (in such capacity, the "Contributor" ["Seller"]) and servicer (in such capacity, the "Servicer") hereunder, and DVI RECEIVABLES CORP. VIII, a Delaware corporation (the "Transferor").


                                    RECITALS

                  A. Pursuant to this Agreement, the Contributor is contributing and assigning to the Transferor (i) all right, title and interest of the Contributor in, to and under, INTER ALIA, a pool of non-cancelable Finance Leases, Fair Market Value Leases, Leveraged Lease Loans, Lease Receivable Purchases and Secured Equipment Notes described in Exhibit A hereto (the "Initial Contracts"), (ii) certain payments and proceeds received relating to the Initial Contracts that are payable after the Cut-off Date and (iii) a security interest in each item of underlying Equipment that is subject to each Initial Contract. The Contributor may contribute and assign certain Substitute Contracts and a security interest in the Equipment related thereto and certain other related payments and proceeds in accordance with the terms of this Agreement.

                  B. It is anticipated that the Transferor will pledge or otherwise transfer all of its right, title and interest in and to such Contracts and Equipment to ________ (the "Trustee") for the benefit of the Securityholders.

                  C. In connection with the contribution and assignment of such Contracts and the grant or assignment of a security interest in the related Equipment, the Contributor agrees to undertake certain obligations set forth herein.

                  D. In consideration for the Servicing Fee and other amounts as more particularly set forth herein, the Servicer agrees to undertake certain obligations set forth herein.

                  E. Capitalized terms used but not defined herein shall have the respective meanings set forth in Appendix I hereto.

                                   AGREEMENTS

         SECTION 1.        CAPITAL CONTRIBUTION [Sale]

                  1.01 CONTRIBUTION [SALE]. (a) Upon the terms and conditions herein set forth, the Contributor hereby agrees to transfer, assign and contribute [sell], on one or more Contract Transfer Dates, to the Transferor as a capital contribution (or, in case of any Substitute Contracts, the related Substitution Date), without recourse except as set forth herein, all of the Contributor's right, title and interest in and to the Contributed Property. As collateral security for the performance of its obligations as Contributor and as Servicer hereunder, DVI hereby grants to the Transferor a first priority perfected security interest in the Equipment related to a Contract that is a Fair Market Value

Lease, and such security interest shall constitute additional Contributed Property. The Transferor assumes all of the Contributor's obligations under the Contracts arising after the related Cut-off Date. All funds received by the Contributor on or in connection with the Contracts that are payable after the applicable Cut-off Date shall be received, held and applied by the Contributor in trust for the benefit of the Transferor as owner of the Contracts.

                  (b) After giving effect to such contribution [Sale], the ownership of each Contract will be vested in the Transferor. The Contract Files and any other documents relating to the Contracts and the other Contributed Property that are delivered as part of the Contributed Property or as incidental thereto are and shall be held in trust by the Trustee for the benefit of the Securityholders. The Contributor agrees to take no action inconsistent with the ownership of the Contracts and the other Contributed Property, to promptly indicate to all parties with a valid interest inquiring as to the true ownership of the Contracts and the other Contributed Property, that the Contracts and the other Contributed Property have been contributed and assigned to the Transferor and to claim no ownership interest in the Contracts and the other Contributed Property.

                  (c) The Contributor shall take, or cause to be taken, such actions and execute such documents as are necessary to protect the Trustee's interest in the Contracts, and its security interest in the Equipment and the other Contributed Property, against all other Persons, including, without limitation, the following: (i) in the case of the Contracts, on or before the Closing Date (or, in case of any Substitute Contracts, the related Substitution
Date), (A) filing UCC-1 financing statements naming the Contributor as debtor, the Transferor as secured party, the Issuer as assignee of the secured party and the Contracts as collateral in the jurisdiction in which the principal place of business of the Contributor is located, (B) UCC-1 financing statements naming the Transferor as debtor, the Issuer as secured party, the Trustee as assignee of the secured party and the Contracts as collateral in the jurisdiction in which the principal place of business of the Transferor is located, (C) filing UCC financing statements naming the Issuer as debtor and the Trustee as secured party in the jurisdiction in which the principal place of business of the Issuer is located, and (D) filing UCC-3 termination statements or releases from lenders, if any, with liens on the Contracts; (ii) in the case of the assignment of the security interests in the Equipment, within thirty days after the Closing Date (or, in case of any Substitute Contracts, the related Substitution Date),
(A) with respect to a security interest in Equipment (other than Equipment for which the Original Equipment Cost is less than $20,000) subject to Finance Leases or Secured Equipment Notes, filing UCC financing statements naming the Obligor as debtor, the Contributor as secured party, the Transferor as assignee and the Trustee as further assignee, (B) with respect to all Fair Market Value Leases, filing UCC-1 financing statements naming the Transferor as debtor, the Trustee, as secured party and the Transferor's security interest in the Equipment as collateral in the appropriate filing offices in the jurisdiction in which the Transferor maintains its chief executive office, (C) with respect to Equipment subject to Leveraged Lease Loans or Lease Receivable Purchases, filing UCC-3 assignments naming the Obligor as debtor, the Contributor as secured party, the Trustee, as assignee of the secured party and the Equipment as collateral, in the appropriate filing offices in the jurisdiction where the Equipment was located on the date the underlying contract was originated, and
(D) with respect to any Equipment for which a certificate of title has been issued, making an application for notation of lien on each such certificate of title indicating the interest of the Trustee. Thereafter, the Contributor promptly shall file such additional UCC financing statements, continuation statements and assignments and cause to be made such notations on certificates of title with respect thereto as may be necessary because of equipment replacements in accordance with the provisions of any Contract, or otherwise so that the interest of the Trustee in (x) each of the Contracts, (y) the Equipment which is subject to the Contracts and (z) the remainder of the Trust Property will be perfected by such filings with the appropriate UCC filing offices and/or notations on the appropriate certificates of title.

                  (d) If (i) any change in either the Contributor's name, structure or the location of its principal place of business or chief executive office occurs, then the Contributor shall deliver thirty (30) days' prior written notice of such change or relocation to the Transferor and the Trustee and (ii) if the Contributor becomes aware of the change in location of any Equipment, then, no later than sixty (60) days after the effective date of such change or relocation, shall file such amendments or statements as may be required to preserve and protect the Transferor's, the Issuer's and the Trustee's interest in the Contracts, the Equipment and the other Trust Property. The Contributor shall pay all filing fees or taxes payable in respect of any UCC financing or continuation statements required to be filed pursuant to this
Section 1.01(d).

                  (e) On or prior to the Closing Date or the related Substitution Date, as applicable, the Contributor shall deliver to the Trustee the sole original, manually executed counterpart of each Contract that constitutes "chattel paper" (or, if the original Contract is in the form of a schedule or supplement to a master lease or loan, all original counterparts of such schedule or supplement previously in the possession of the Contributor or the Transferor together with a true and correct copy of such master lease or loan) or an "instrument". The Contributor will cause its accounting records to be clearly and unambiguously marked to show that such Contract has been transferred by the Contributor to the Transferor, and by the Transferor to the Issuer, and then pledged by the Issuer to the Trustee for the benefit of the Securityholders.


         SECTION 2. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE CONTRIBUTOR

                  The Contributor (in its capacity as such and as the initial Servicer under this Agreement) hereby represents and warrants to the Transferor and covenants and agrees with the Transferor for the benefit of the Transferor, the Issuer, the Trustee and the Securityholders with respect to the Initial Contracts, as of the Closing Date and, with respect to any Substitute Contracts (except for Sections 2.02 and 2.25) as of each Substitution Date (unless otherwise indicated herein):

                  2.01 CORPORATE ORGANIZATION AND AUTHORITY. The Contributor (in its capacity as such and as the initial Servicer under this Agreement):

                           (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                           (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted

         (except where the failure to have such licenses and permits could not individually or in the aggregate have a material adverse effect on the business or condition (financial or otherwise) of the Contributor or impair the enforceability of any Contract) and to enter into and perform its obligations under this Agreement and each Transaction Document to which it is a party and the transactions contemplated hereby, including performance of the duties of the Servicer and the Contributor hereunder;

                           (c) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (except where the failure to be so qualified or in good standing could not individually or in the aggregate have a material adverse effect on the Trust Property or the business or condition (financial or otherwise) of the Contributor or impair the enforceability of any Contract); and

                           (d) has duly executed and delivered this Agreement and each Transaction Document to which it is a party and all other documents delivered in connection herewith, and this Agreement are each the legal, valid and binding obligation of the Contributor enforceable in accordance with the terms hereof except as enforcement of such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law).

                  2.02 BUSINESS AND PROPERTY. The Prospectus Supplement (the "Prospectus Supplement") dated ________________, to the Prospectus, dated _________________, correctly describes in all material respects the Initial Contracts and the general nature of the business of the Contributor.

                  2.03  EQUIPMENT AND CONTRACTS.

                  (a)      As to each Contract:

                  (i) (A) Immediately prior to the transfers and conveyances set forth herein, the Contributor will be the sole owner of, and have good and marketable title to, the subject Contracts. With respect to any Leveraged Lease Loan, Fair Market Value Lease or Lease Receivable Purchase, the Contributor will have a valid first priority security interest in the equipment lease and the Equipment that has been pledged as collateral security for such Leveraged Lease Loan, Fair Market Value Lease or Lease Receivable Purchase; (B) immediately prior to the transfers and conveyances set forth herein, the Contributor will have acquired either good title to each item of Equipment or, with respect to the Equipment that is the subject of a Secured Equipment Note, Lease Receivables Purchase, Finance Lease or a Leveraged Lease Loan, a valid first priority perfected security interest therein from the related Obligor (except for Equipment relating to a Secured Equipment Note or Finance Lease and for which the Original Equipment Cost is less than $20,000). Immediately prior to such date, with respect to each item of Equipment related to Fair Market Value Leases, the Contributor will have paid in full to the manufacturer or supplier or Obligor, as the case may be, the purchase price and any related charges in connection with the acquisition of such Equipment; (C) upon the transfer to the Transferor by the Contributor of the Contributor's interest in the Contracts and a security interest in the Equipment pursuant to
Section 1 hereof, the Transferor will, after giving effect to the provisions of
Section 1.01(d), have a valid first priority perfected ownership interest in, and have good title to the Contributed Property including the Contracts and a valid first priority perfected (except for Equipment relating to a Secured Equipment Note or Finance Lease and for which the Original Equipment Cost is less than $20,000) security interest in each item of the Equipment subject to any Contract. At such time, the Contracts and the Transferor's interest in the Equipment will be free and clear of all Liens other than the rights of each Obligor under the Contract to which such Obligor is a party and Liens to be discharged on the Closing Date; and there will be no delinquent taxes or other outstanding charges affecting the Equipment which are or may be Liens;

                  (ii) Each of the Contracts is a legal, valid and binding full recourse obligation of the related Obligor, enforceable by the Contributor (and its designee) against such Obligor in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equitable principles, and is in full force and effect, and any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending and equal credit opportunity laws applicable to the origination, enforceability or assignment of each Contract have been complied with; and the Contributor has no knowledge of any challenge, dispute or claim by the Obligor under or affecting any Contract or of the bankruptcy or the insolvency of any such Obligor;

                  (iii) The obligation of each Obligor to pay Contract Payments under each of its related Contract(s) throughout the term thereof is and will be unconditional, without any right of set-off by such Obligor and without regard to any event affecting the Equipment, the obsolescence of any Equipment, any claim of such Obligor against the Contributor or any change in circumstance of such Obligor or any other circumstance whatsoever;

                  (iv) The Contributor has no knowledge that any item of the Equipment has suffered any loss or damage except for such Equipment that has been restored to its original condition, ordinary wear and tear excepted;

                  (v) Each Contract requires the Obligor thereunder to either maintain insurance covering damage to, destruction or theft of the Equipment subject thereto in an amount at least equal to the remaining Discounted Contract Balance of such Contract;

                  (vi) As of the Cut-off Date, (A) no Contract had a remaining term of more than __ months, (B) no Contract Payment under any Contract is delinquent for more than sixty (60) days and (C) no event of default has occurred and is continuing under any Contract;

                  (vii) There will be no facts or circumstances existing as of the time of the transfer pursuant to this Agreement which give rise, or would give rise at any time in the future, to any right of rescission, offset, counterclaim or defense, including the defense of usury, to the obligations of any Obligor, including the obligation of such Obligor to pay all amounts due with respect to any Contract and neither the operation of any of the terms of any Contract or the exercise of any right thereunder will render such Contract unenforceable in whole or in part or subject to any right of rescission, offset, counterclaim or defense, including the defense of usury, and no such right of rescission, offset, counterclaim or defense has been asserted with respect thereto;

                  (viii) No Contract has been amended, altered or modified in any respect and no provision of any Contract has been waived, except in writing and copies of all such writings are attached to the Contract delivered to the Transferor;

                  (ix) No Obligor has been released, in whole or in part, from any of its obligations in respect of a Contract; no Contract has been satisfied, cancelled or subordinated, in whole or in part, or rescinded, and no Equipment has been released from the related Contract, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

                  (x) Each Contract is in substantially one of the forms included as Exhibit G to this Agreement, and no Contract shall have been the subject of any restructuring of the terms and provisions thereof;

                  (xi) No Contract permits early termination or voluntary prepayment by the Obligor;

                  (xii) No right of the Contributor with respect to an Obligor's failure to pay all rent due under any Contract has been waived by the Contributor;

                  (xiii) Each Contract is "chattel paper" or an "instrument" under the UCC as in effect in the applicable jurisdiction. The sole executed counterpart of each Contract that constitutes chattel paper or an instrument is in the possession of the Trustee and all of the documents required to be delivered to the Trustee in connection therewith pursuant to Section 1 have been so delivered;

                  (xiv) No Obligor is an Affiliate of the Contributor or the Servicer;

                  (xv) The Contributor has no knowledge that the obligations of any Obligor under any Contract will not be paid in full;

                  (xvi) No Contract will have been originated in or be subject to the laws of any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof or of the other Transaction Documents unlawful;

                  (xvii) In the case of each Contract which consists of a master lease and one or more exhibits or schedules thereto, (A) the Contributor has not assigned and will not assign such master lease in its entirety, and has not delivered and will not deliver physical possession of such master lease, to any Person other than the Trustee and (B) such exhibits or schedules constitute a separate contract and are not part of any other contract not sold to the Transferor;

                  (xviii) All parties to each Contract had requisite authority and capacity to execute such Contract;

                  (xix) Prior to the time of assignment, transfer, sale and contribution to the Transferor, each Contract will have been originated by the Contributor in the ordinary course of its business, except for certain Contracts which have been acquired by the Contributor in the ordinary course of its business, and each Contract shall have been underwritten by the Contributor in accordance with the standards set forth on Exhibit C hereto;

                  (xx) The Contributor is not aware of any fact that would prevent or prohibit Obligors from being reimbursed by Medicare or Medicaid for any services provided;

                  (xxi) The Contract Schedule accurately reflects the information relating to each Contract;

                  (xxii) There are no proceedings or investigations pending or, to the knowledge of the Contributor, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
(A) asserting the invalidity of any of the Contracts, (B) seeking to prevent the payment and discharge of any of the Contracts or (C) seeking any determination or ruling that would materially and adversely affect the performance by an Obligor of its obligations under, or the validity or enforceability of the Contracts;

                  (xxiii) Each Contract effects either the lease of, or the grant of a perfected first priority security interest in, a specified item of Equipment (other than Equipment relating to a Secured Equipment Note or Finance Lease and for which the Original Equipment Cost is less than $20,000) in favor of the Contributor as lessor or secured party, as the case may be, and contains provisions sufficient for the realization of such leasehold interest or security interest, as the case may be, as against such Equipment, and is assignable by the Contributor without the consent of any other Person;

                  (xxiv) Each Contract provides that the Contributor has no obligation to assemble, install, test, adjust or service the Equipment subject to a Contract. Each Contract provides that the Obligor, at its sole expense, at all times during the term of the Contract and until return of the Equipment will maintain the Equipment in good operating order, repair, condition, appearance and protect the Equipment from deterioration, and provide all accessories, upgrades, repairs, replacement parts and service required therefor except that the equipment lease pledged as collateral security for a Leveraged Lease Loan may in certain instances provide that the related lessor is responsible for maintaining such Equipment;

                  (xxv) The Contributor has no knowledge that any Obligor under a Contract is a Person involved in the business of selling medical equipment of the same type as the Equipment subject to such Contract;

                  (xxvi) With respect to each item of Equipment either (A) no such Equipment has been relocated from the jurisdiction set forth in the Contract or, (B) if such Equipment has been relocated from the jurisdiction set forth in the Contract and the Contributor has knowledge of any such relocation, all UCC filings necessary to continue the first priority security interest in such Equipment have been made (other than Equipment relating to a Secured Equipment Note or Finance Lease and for which the Original Equipment Cost is less than $20,000) ;

                  (xxvii) No Contract is a consumer lease as defined in Article 2A of the UCC;

                  (xxviii) Each Obligor has accepted the related Equipment and, after reasonable opportunity to inspect and test, has not notified the Contributor of any defects therein;

                  (xxix)   No Obligor is a government or municipality; and

                  (xxx) No Contract requires the prior written consent of the Obligor or contains any other restriction relating to the transfer or assignment of such Contract by the Contributor or the seller except such consent as has been obtained on or prior to the date of such transfer.

                  (b) The Contributor represents and warrants, as to the Contracts in the aggregate:

                  (i) The Initial Aggregate Discounted Contract Balance of the Contracts as of the initial Cut-off Date is equal to $______________;

                  (ii) The Contracts have the following characteristics: (A) each Initial Contract has a Discounted Contract Balance as of the Cut-off Date of not more than $____________; (B) no Discounted Contract Balance of any Contract will include an amount attributable to any (i) Purchase Option Payment for such Contract, (ii) Contract Payment due on or prior to the Cut-off Date, (iii) security deposit or (iv) advance payment; (C) as of the Cut-off Date, no item of Equipment has been repossessed; (D) as of the Cut-off Date no Contract is a refinancing due to delinquencies under a prior lease, security agreement or loan with the same Obligor relating to the Equipment; (E) the Obligor with respect to each Contract has a place of business in, or is organized under, the laws of any state or territory of the United States of America; (F) with respect to the Initial Contracts, each Contract will have a Scheduled Termination Date no later than ______________; (G) as of the Cut-off Date, (i) the Discounted Contract Balance of Contracts that have Balloon Payments constitute not more than ___% of the Aggregate Discounted Contract Balance, (ii) the Discounted Contract Balance of Contracts that have non-level payments to the Scheduled Termination Date (excluding Contracts that have Balloon Payments) constitutes not more than __% of, with respect to the Initial Contracts, the Aggregate Discounted Contract Balance of the Initial Contracts as of the Closing Date; (H) as of the Closing Date, the sum of the Discounted Contract Balances of all Contracts with Equipment located in any one State will not exceed __% of, with respect to the Initial Contracts, the Aggregate Discounted Contract Balance of the Initial Contracts, no single Obligor will have a Discounted Contract Balance that exceeds ____% of the Aggregate Discounted Contract Balance on the Closing Date, the sum of the Discounted Contract Balances of any seven Contracts shall not exceed ____% of the Aggregate Discounted Contract Balance on the Closing Date and (iv) the sum of the Discounted Contract Balances of all Contracts for which the related Equipment is magnetic resonance imaging equipment will not exceed _____% of the Aggregate Discounted Contract Balance as of the Closing Date; (I) not more than ____% of the Aggregate Discounted Contract Balance will arise from Contracts which do not constitute loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services; (J) the Obligor under each Contract has made at least one Contract Payment under such Contract prior to the first Payment Date occurring after the time such Contract was executed by the parties thereto in addition to any payment made at the time of the signing of such Contract except for Contracts representing ___% of the Aggregate Discounted Contract Balance as of the Closing Date which Contracts provide for the related initial Contract Payment to be due within 30 days of the Payment Date occurring in _____________; and (K) the sum of the Discounted Contract Balance of all Contracts that are Lease Receivable Purchases shall not exceed, at any time, more than ____% of the Aggregate Discounted Contract Balance as of the Closing Date.

                  2.04 CONTRACT SCHEDULE. The Contract Schedule (i) accurately sets forth the identifying number of each Contract, the Obligor's name and address, the original Scheduled Maturity Date of each Contract, the remaining maturity of each Contract, the Discounted Contract Balance of each Contract as of the Cut-off Date, the amount and scheduled due date of each Contract Payment due under each of the Contracts, and the original amount funded on each Contract, (ii) accurately sets forth the information with respect to certain other characteristics of the Contracts and the Equipment described on such list,
(iii) identifies those Contracts which constitute Pool A and those Contracts which constitute Pool B and (iv) is otherwise true and correct in all material respects.

                  2.05 PENDING LITIGATION. There are no actions, suits, proceedings, investigations or injunctive or other orders pending, or to the knowledge of the Contributor or Servicer threatened, against or affecting the Contributor or Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including, but not limited to, any such actions, suits, proceeding, investigation or order with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, or condition (financial or otherwise) of the Contributor or Servicer and its subsidiaries, or the ability of the Contributor or Servicer to perform its obligations under this Agreement or the payment or enforceability of any Contract.

                  2.06 NO MATERIAL EVENT. No event has occurred which materially adversely affects the Contributor's operations, including, but not limited to, its ability to perform the transaction contemplated hereunder.

                  2.07 TRANSACTIONS LEGAL AND AUTHORIZED. This Agreement and all other documents delivered in connection herewith and the assignment, transfer and contribution by the Contributor to the Transferor of all of the Contributor's right, title and interest in and to each Contract and a security interest in each item of Equipment at any time transferred hereunder and compliance by the Contributor and the Servicer with all of the provisions of this Agreement:

                           (a) have been duly authorized by all necessary corporate action on the part of the Contributor or the Servicer, as the case may be, and do not and will not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Contributor or the Servicer, as the case may be;

                           (b) are within the corporate powers of the Contributor and the Servicer; and

                           (c) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien upon any property of the Contributor or the Servicer, as the case may be, under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Contributor or the Servicer, as the case may be, is or will be a party or by which it or its property may be bound or result in the violation of any law, regulation, rule, order or judgment applicable to the Contributor or the Servicer, as the case may be, or its properties, or any order to which the Contributor or the Servicer, as the case may be, or its properties is subject, of or by any government or governmental agency or authority.

                  2.08 GOVERNMENTAL CONSENT. Except for the filing of the UCC financing statements and the making of applications as set forth in Section 1.01(c) hereof, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority is or will be necessary or required on the part of the Contributor in connection with the execution and delivery of this Agreement or the assignment, transfer and contribution of the Contracts and the Equipment hereunder.

                  2.09  COMPLIANCE WITH LAW.  Each of the Contributor and the
Servicer:

                           (a) is not in violation of any laws, ordinances, governmental rules or regulations or court orders to which it is subject; and

                           (b) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business.

                  2.10 ORDINARY COURSE; NO INSOLVENCY. The transactions contemplated by this Agreement are being consummated by the Contributor and the Servicer, respectively, in furtherance of the Contributor's and the Servicer's ordinary business purposes and constitute a practical and reasonable course of action by the Contributor and the Servicer, respectively, designed to improve the financial position of the Contributor and the Servicer, respectively, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither as a result of the transactions contemplated by this Agreement, nor immediately before or after such transactions, will the Contributor or the Servicer be insolvent, and both the Contributor and the Servicer shall have adequate capital for the conduct of its business and the payment of anticipated obligations.

                  2.11  ASSETS AND LIABILITIES.

                  (a) Both immediately before and after the assignment, transfer and contribution of Contracts (including the right to receive all payments due or to become due thereunder) and the other Contributed Property, the present fair salable value of the Contributor's assets will be in excess of the amount that will be required to pay the Contributor's probable liabilities as they then exist and as they become absolute and matured.

                  (b) Both immediately before and after the assignment and transfer of Contracts and the other Contributed Property, the sum of the Contributor's assets will be greater than the sum of the Contributor's debts, valuing the Contributor's assets at a fair salable value.

                  2.12 FAIR CONSIDERATION; VALID SALE. The consideration received and to be received by the Contributor in exchange for the assignment, transfer and contribution of the Contracts and the Contributed Property is fair consideration having value equivalent to or in excess of the value of the assets being transferred by the Contributor. This Agreement effects a valid assignment, transfer and contribution of the Contributor's interest in the Contracts and the other Contributed Property, enforceable against creditors of and purchasers from the Contributor.

                  2.13 ABILITY TO PAY DEBTS. Neither as a result of the transactions contemplated by this Agreement nor otherwise does the Contributor believe that it will incur debts beyond its ability to pay or which would be prohibited by its charter documents or by-laws. The Contributor's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

                  2.14 BULK TRANSFER PROVISIONS. No transfer, assignment or conveyance of Contracts or the other Contributed Property by the Contributor to the Transferor contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  2.15  TAX RETURNS.

                           (a)      The provisions for taxes on the books of the
Contributor and each subsidiary are in accordance with generally accepted accounting principles.

                           (b)      The Contributor and the Transferor are
members of an affiliated group, within the meaning of Section 1504 of the Code, that files a consolidated return for federal income tax purposes, and all of the entities with which the Contributor is consolidated for federal income tax purposes (including the Transferor) have timely filed all tax returns required to be filed in any jurisdiction and have paid all taxes, assessments, fees and other governmental charges upon them or their properties, income or franchises, shown to be due and payable on such returns, except to the extent any such entity is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof. The Contributor does not know of any proposed additional tax assessment against any such entity in any material amount or of any basis therefor.

                  2.16 TRANSFER TAXES. No transfer, assignment or conveyance of Contracts or the other Contributed Property contemplated by this Agreement is subject to or will result in any tax, fee or governmental charge payable by the Contributor or the Transferor to any federal, state or local government ("Transfer Taxes"). In the event that the Contributor or the Transferor receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of any Contracts and/or the other Contributed Property, on written demand by the Transferor, or upon the Contributor otherwise being given notice thereof, the Contributor shall pay, and otherwise indemnify and hold the Transferor, the Issuer, the Trustee and the holders of the Notes harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that neither the holders of the Notes nor the Trustee shall have any obligation to pay such Transfer Taxes).

                  2.17 PRINCIPAL EXECUTIVE OFFICE. The principal place of business and chief executive office of each of the Contributor and the Servicer, and has been for at least four months prior to the date that this Agreement is dated of, is located at 500 Hyde Park, Doylestown, Pennsylvania 18901.

                  2.18 LEGAL NAME. The legal name of the Contributor is as set forth in this Agreement and the Contributor has not changed its name in the last six years and does not have any trade names, fictitious names, assumed names or "doing business as" names except Medical Equipment Finance Company, DVI Capital, DVI Vendor, DVI Health Services Corp., DVI Finance Inc. and Medical Devices Capital Company.

                  2.19 SERVICING PROVISIONS CUSTOMARY. The servicing arrangements hereunder, including, without limitation, the terms and conditions pursuant to which the Contributor will act as Servicer and the Servicer's Fee and other amounts to be paid to the Contributor, are consistent with the arrangements and customary practices of the Contributor when providing comparable services to nonaffiliated entities and of other services in the equipment leasing industry.

                  2.20 DEFAULTS. As of the Closing Date, neither the Contributor nor the Servicer is in default with respect to any debt or obligation.

                  2.21 ERISA. The Contributor neither maintains, contributes to, nor has any obligations to contribute to any "employee pension benefit plans," as such term is defined in Section 3(2) of ERISA (other than the 401(k) Plan of DVI, Inc.). The execution and delivery of this Agreement and the other applicable Transaction Documents and the consummation of the transactions contemplated thereby will neither result in, constitute or otherwise give rise to a "prohibited transaction" as described in Section 406 of ERISA or Section 4975 of the Code, with respect to a Contributor Plan. For the purpose of this
Section 2.21, the term "Contributor Plan" shall mean an "employee benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are, have been or are required to be made, by the Contributor or by any trade or business, whether or not incorporated, which, together with the Contributor, is under common control, as described in
Section 414(b) or (c) of the Code or Section 4001 of ERISA.

                  2.22 ALL FILINGS MADE. At the Closing Date, no further filings (including, without limitation, UCC filings) or other actions are necessary in any jurisdiction to give the Transferor an ownership interest in the Contracts and the other Contributed Property, except that with respect to the Equipment, the Contributor shall, within 30 days of the Closing Date, file the UCC financing statements and made the necessary applications with respect to the Equipment that are described in Section 1.01(c) hereof.

                  2.23 NONCONSOLIDATION. The Contributor is operated in such a manner that it would not be substantively consolidated with the Transferor or the Issuer, such that the separate existence of the Contributor and the Transferor or the Issuer would not be disregarded in the event of a bankruptcy or insolvency of the Contributor or the Transferor or the Issuer, and in such regard, among other things:

                           (a) the Contributor is not involved in the day to day management of the Transferor or the Issuer;

                           (b) the Contributor maintains separate corporate records and books of account from the Transferor and the Issuer and otherwise observes corporate formalities and has a separate business office from the Transferor and the Issuer;

                           (c) the financial statements and books and records of the Contributor prepared after the respective dates of creation of the Transferor and the Issuer reflect and will reflect the separate existence of the Transferor and the Issuer;

                           (d) the Contributor maintains its assets separately from the assets of the Transferor and the Issuer (including through the maintenance of a separate bank account), the Contributor's funds and assets, and records relating thereto, have not been and are not commingled with those of the Transferor or the Issuer and the separate creditors of the Transferor and the Issuer will be entitled to be satisfied out of the Transferor's assets or the Issuer's assets, respectively, prior to any value in the Transferor becoming available to the Transferor's equityholders or the Contributor's creditors;

                           (e) all business correspondence of the Contributor and other communications are conducted in the Contributor's own name and on its own stationery;

                           (f) the Transferor and the Issuer do not act as an agent of the Contributor in any capacity and the Contributor does not act as agent for the Transferor or the Issuer, but instead presents itself to the public as a corporation separate from the Transferor and the Issuer; PROVIDED, HOWEVER, the Transferor and its successors and assigns acknowledge that the Contributor is acting as the Servicer hereunder; and

                           (g) the Transferor is not engaged in any other activities other than the transactions contemplated by the Transaction Documents.

                  2.24 ALL REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties made by the Contributor in any certificate or other document delivered at the closing of the transactions contemplated by the applicable Transaction Document, including all representations and warranties made to counsel in support of their opinions, are true and correct in all material respects.

                  2.25 PROSPECTUS SUPPLEMENT. The Prospectus Supplement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made; PROVIDED, HOWEVER, the Contributor makes no representation or warranty as to the information contained in or omitted from the Prospectus Supplement in reliance upon and in conformity with information furnished to the Contributor in writing by Lehman Brothers, Inc. or Prudential Securities Incorporated or any of their respective Affiliates (i.e. the paragraphs under the headings "The Underwriting" or "Plan of Distribution") or by the Trustee (under the heading "The Trustee").

                  2.26 INSURANCE. In addition to the insurance maintained by the Obligors with respect to the Equipment, the Contributor maintains, among other policies, a general liability insurance policy in the aggregate amount of $1,000,000 and an excess liability insurance policy in umbrella form in the aggregate amount of $3,000,000 for a total of $4,000,000 of liability insurance. Each of such policies is in full force and effect and covers all Equipment owned by the Contributor and the Transferor. All premiums in respect of such policies have been paid. Each of the Trustee on behalf of the Securityholders, and the Transferor is named as additional insureds on such liability policies.

                  2.27 NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR OR THE ISSUER. The Contributor covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Transferor or the Issuer, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 2.27 shall survive the termination of this Agreement.

         SECTION 3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE TRANSFEROR

                  The Transferor hereby represents to the Contributor as of the Closing Date and warrants, covenants and agrees as follows:

                  3.01 TRANSFEROR ORGANIZATION AND AUTHORITY; SUBSIDIARIES. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has full power and authority to own and convey the Contracts and execute and deliver the Transaction Documents to which the Transferor is a party (collectively, the "Transferor Documents") and all related documents, and to perform the terms and provisions hereof. The Transferor has no subsidiaries, but is the sole beneficial owner of the Issuer.

                  3.02 DUE AUTHORIZATION AND NO VIOLATION. Each of the Transferor Documents and all related documents have been duly authorized, executed and delivered by the Transferor, and is the legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles. The consummation of the transactions contemplated by the Transferor Documents and all related documents and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Transferor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Transferor is a debtor or guarantor (other than the liens created pursuant to the Transaction Documents), nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Transferor. All applicable laws, rules, regulations, and orders with respect to the Transferor, its business and properties, have been complied with. No consents and no filings or governmental approvals that have not been made or obtained are required for due execution, delivery and performance of the agreements by the Transferor.

                  3.03 NO LITIGATION. No legal or governmental proceedings are pending to which the Transferor is a party or of which any property of the Transferor is the subject, and, to the knowledge of the Transferor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others and no injunctions, writs, restraining orders or other orders of any nature are in effect or, to the knowledge of the Transferor, threatened, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations of the Transferor and will not materially and adversely affect the performance by the Transferor of its obligations under, or the validity and enforceability of, the Transferor Documents and all related documents.

                  3.04 PRINCIPAL OFFICE. The Transferor's principal place of business and chief executive office is located at 500 Hyde Park, Doylestown, Pennsylvania 18901. The legal name of the Transferor is as set forth herein and the Transferor has no tradenames, fictitious names, assumed names or "doing business" names.

                  3.05 TAX RETURNS. The Transferor has filed on a timely basis all tax returns required to be filed in any jurisdiction and has paid all taxes, assessments, fees and other governmental charges upon it or its properties, income or franchises, shown to be due and payable on such returns, except to the extent the Transferor is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof. The Transferor does not know of any proposed additional tax assessment against it in any material amount or of any basis therefor.

                  3.06 SOLVENCY. The Transferor is solvent and will not become insolvent after giving effect to the contemplated transactions. The Transferor is paying its debts as they become due and will have adequate capital to conduct its business after giving effect to the contemplated transactions.

                  3.07 APPROVALS. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Transferor Documents have been or will be taken or obtained on or prior to the Closing Date.

                  3.08 NONCONSOLIDATION. The Transferor is operated in such a manner that it would not be substantively consolidated with the Contributor, such that the separate existence of the Transferor and the Contributor would not be disregarded in the event of a bankruptcy or insolvency of the Transferor or the Contributor, and in such regard, among other things:

                           (a) the Transferor is not involved in the day to day management of the Contributor;

                           (b) the Transferor maintains separate Transferor records and books of account from the Contributor and otherwise observes Transferor formalities and has a separate business office from the Contributor;

                           (c) the financial statements and books and records of the Transferor prepared after the date of creation of the Contributor reflect and will reflect the separate existence of the Contributor;

                           (d) the Transferor maintains its assets separately from the assets of the Contributor (including through the maintenance of a separate bank account), the Transferor's funds and assets, and records relating thereto, have not been and are not commingled with those of the Contributor and the separate creditors of the Contributor will be entitled to be satisfied out of the Contributor's assets prior to any value in the Contributor becoming available to the Contributor's equityholders or the Transferor's creditors;

                           (e) all business correspondence of the Transferor and other communications are conducted in the Transferor's own name and on its own stationery;

                           (f) the Contributor does not act as an agent of the Transferor in any capacity and the Transferor does not act as agent for the Contributor, but instead presents itself to the public as a corporation separate from the Contributor; PROVIDED that the Contributor is the Servicer hereunder; and

                           (g) the Transferor will at all times maintain two Independent Directors (as such term is defined in the certificate of incorporation of the Transferor).

         SECTION 4.        ADMINISTRATION OF CONTRACTS

                  4.01  SERVICER TO ACT.

                  (a) Notwithstanding the transfers and assignments of the Contracts and the other Contributed Property contemplated hereby, the Servicer, for the benefit of the Transferor, and, upon assignment of the Transferor's rights hereunder to the Issuer (and the Issuer's assignment thereof to the Trustee for the benefit of the Trustee and the Securityholders), will service and administer each Contract in accordance with the terms thereof and of this Agreement. The Servicer shall provide the Obligors with appropriate invoices and such other notices as may be required to ensure that all Contract Payments, Prepayment Amounts and Partial Prepayment Amounts on or in respect of each Contract are remitted by the Obligors directly to a Lock-Box Account.

                  (b) The Servicer shall do, and shall have full power and authority to do, subject only to the specific requirements and prohibitions of this Agreement, any and all things in connection with the servicing and administration of the Contracts and the Equipment which are in the same manner in which it services contracts and equipment held for its own account (including, without limitation, servicing and administration of Contracts with respect to which the related Equipment may be substituted or upgraded) and consistent with prudent and customary practices of servicers in the industry, but in performing its duties hereunder, the Servicer will act on behalf and for the benefit of the Transferor, the Issuer, the Trustee and the Securityholders, subject at all times to the provisions of the Transaction Documents, without regard to any relationship which the Servicer or any Affiliate of the Servicer may otherwise have with an Obligor. Notwithstanding the prior sentence, the Servicer shall, within ten (10) Business Days after the Closing Date, notify each Obligor to make all payments with respect to its respective Contracts which are due after the Cut-off Date directly to a Lock-box Account. The Servicer shall give the Trustee and the Rating Agencies prior written notice of any change in the location of a Lock-box Account and the Servicer shall give at least ten (10) days' prior written notice of the new location to each Obligor. The Servicer shall at all times act in accordance with the provisions of each Contract, and shall observe and comply with all requirements of law applicable to it. Except as permitted by the terms of any Contract following a default thereunder, the Servicer shall not take any action which would result in the interference with the Obligor's right to quiet enjoyment of the Equipment subject to the Contract during the term thereof.

                  (c) Without limiting the generality of the foregoing, the Servicer will be responsible, among other duties, to (i) invoice each Obligor for all Contract Payments required to be paid by such Obligor in such manner and to the same extent as the Servicer does with respect to similar contracts held for its own account, (ii) maintain with respect to each Contract and each item of Equipment, and with respect to each payment by each Obligor and compliance by each Obligor with the provisions of each Contract, complete and accurate records in such manner and to the same extent as the Servicer does with respect to similar contracts held for its own account and (iii) execute, deliver and file (or cause the same to be done), and the Servicer is hereby authorized and empowered to execute, deliver, and file on behalf of the Transferor, the Issuer and the Trustee, any and all tax returns with respect to sales, use, personal property and other taxes (other than corporate income and franchise tax returns) and any and all reports or licensing applications required to be filed in any jurisdiction with respect to any Contract or any item of Equipment and any and all filings required by Section 4.01(d) below.

                  (d) The Servicer will file the UCC financing statements set forth in Sections 1.01(c) and 7.01(c) hereof within the time frames set forth therein and thereafter will file such additional UCC financing statements and continuation statements and assignments in accordance with the provisions of any Contract and item of Equipment or otherwise so that the security interest in favor of the Trustee in each of the Contracts and the related Equipment will be perfected by such filings with the appropriate UCC filing offices. The Transferor agrees to execute such UCC financing statements and continuation statements as shall be necessary and shall furnish the Servicer with any powers of attorney or other documents necessary and appropriate to carry out its servicing and administration duties hereunder.

                  (e) The Servicer will maintain, or cause to be maintained, with respect to the Contracts and the Equipment, liability insurance in amounts at least as great as those described in Section 2.26.

                  4.02 CONTRACT AMENDMENTS AND MODIFICATIONS; REPURCHASE OF CONTRACTS BY SERVICER. (a) In performing its obligations hereunder, the Servicer may, acting in the name of the Transferor and without the necessity of obtaining the prior consent of the Transferor or the Trustee, enter into and grant modifications, waivers and amendments to the terms of any Contract except for modifications, waivers or amendments that (i) are inconsistent with the servicing standards set forth in Section 4.01 above, (ii) would extend the date of the final Contract Payment on any Contract by more than 24 months, (iii) would reduce or adversely affect, individually or in the aggregate, the Obligor's obligation to maintain, service, insure and care for the Equipment or would permit the alteration of any item of Equipment in any way which could adversely affect its present or future value,(iv) extend the Stated Maturity Date of the Notes, (v) have a material adverse effect on the weighted average life of any Class of Notes, (vi) be implemented on more than twenty percent of the Initial Aggregate Discounted Contract Balance of the Contracts, (vii) be effected on any Contract that is either 90 days or more delinquent or Defaulted Contract, (viii) PROVIDED that the Issuer fails to deposit an amount into the Collection Account equal to such decrease, decrease the Discounted Contract Balance of any Contract or (ix) otherwise could adversely affect, individually or in the aggregate, the interests of any of the Transferor, the Issuer, the Trustee or the Securityholders. Notwithstanding the provisions of clause (ii) of the preceding sentence, the Servicer may (1) permit any of the actions set forth in clause (ii) of the preceding sentence, which in the Servicer's sole discretion, in accordance with the same manner in which it services contracts and equipment held for its own account, would maximize Recoveries on any Defaulted Contract, or (2) permit termination of a Contract which does not otherwise provide for termination by requiring, in the case of either clause (1) or (2), that the Obligor pay, or, if the terms of such extension or termination do not provide for such payment by the Obligor that the Servicer deposit, in lieu of all future Contract Payments with respect to such Contract, an amount which equals or exceeds the applicable Prepayment Amount for such Contract as of 11:00 A.M. New York time on the second Business Day prior to the Payment Date next succeeding the making of such payment is deposited into the Collection Account; PROVIDED, HOWEVER, that the Servicer will not be permitted to allow prepayment by an Obligor if there are any amounts due under the related Contract after such prepayment.

                  In the event of any modification, waiver or amendment of any Contract in accordance with this Section 4.02, the Servicer will promptly furnish the Transferor, the Issuer and the Trustee with a copy thereof, together with a certificate of the Servicer signed by one of its executive or financial officers stating that such modification, waiver or amendment is not prohibited by the provisions of this Section 4.02.

                  (b) If an Obligor requests either an upgrade or a trade-in of an item of Equipment, the Servicer may either (x) remove such Contract and the related Equipment from the Trust Property PROVIDED that the Servicer either (i) subject to the limitations set forth in Section 7.01(c), transfers a Substitute Contract and the related Equipment to the Transferor in accordance with Section 7 of this Agreement or (ii) deposits an amount equal to the Prepayment Amount for such Contract into the Collection Account or (y) permit such Contract and remaining related Equipment to remain in the Trust Property, PROVIDED that the Servicer deposits an amount equal to the Partial Prepayment Amount for such Contract into the Collection Account.

                  4.03  CONTRACT DEFAULTS; RESIDUAL REALIZATIONS.

                  (a) Upon receipt of notice from the Transferor, the Issuer, the Trustee or any other Person, or if the Servicer otherwise learns that the Obligor under any Contract is in default thereunder, the Servicer will take such action as is appropriate, consistent with the Servicer's administration of contracts held for its own account and consistent with the customary practices of servicers in the industry, including such action as may be necessary to cause, or attempt to cause, the Obligor thereunder to cure such default (if the same may be cured) or to terminate or attempt to terminate such Contract and to recover, or attempt to recover, all damages resulting from such default.

                  (b) The Servicer will use its best efforts (i) to sell or re-lease any Equipment and realize on any other collateral related to a Defaulted Contract in a timely manner and upon reasonable terms and conditions so as to maximize, to the extent possible under then prevailing market conditions, as expeditiously as is consistent with sound commercial practice and the Servicer standard referenced in Section 4.01, the net proceeds from such Equipment and other collateral, if any and (ii) to sell or re-lease any Equipment remaining subject to the lien of the Indenture upon the expiration of the Contract to which such Equipment is subject, in a timely manner and in a manner consistent with that utilized by the Servicer with respect to equipment owned by it so as to maximize, to the extent possible under then prevailing market conditions, the net proceeds from such Equipment.

                  (c) In the event that the Servicer is required to sell any item of Equipment pursuant to the provisions of this Section 4.03 at a time when the Servicer is trying to lease or sell other similar items of equipment, the Servicer will not favor any such other item in its remarketing efforts.

                  4.04  COSTS OF SERVICING; SERVICER'S FEE.

                  (a) All costs of servicing each Contract in the manner required by this Section 4 shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered by the Servicer in the performance of its obligations under Section 4.03 hereof with respect to any Contract or the Equipment subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred in the course of such performance with respect to such Contract or Equipment. (For all purposes of this Section 4, the Servicer's "out-of-pocket expenses" means only those expenses incurred to non-Affiliated third parties (E.G., outside counsel in a collection suit) and shall not include salaries, operating costs, overtime wages and other such "overhead" costs or expenses of the Servicer or its Affiliates, and shall not include expenses of or payments to an agent or subservicer allowed under Section 11.02, except that out-of-pocket expenses for the fees and expenses of an agent used to remarket Equipment subject to Contracts shall be included as "out-of-pocket expenses".) In addition, the Servicer shall be entitled to receive from the Transferor on each Payment Date any unreimbursed Nonrecoverable Advances or Servicer Advances with respect to any Contract (in accordance with Section 5) and a servicing fee (the "Servicing Fee") in the amount described in paragraph (b) below.

                  (b) As compensation to the Servicer for its servicing of the Contracts, the Servicer will be entitled to receive on each Payment Date from amounts on deposit in the Collection Account the Servicing Fee in an amount equal to the product of (i) one-twelfth, (ii) the Servicing Fee Rate and (iii) the Aggregate Discounted Contract Balance as of the beginning of the related Collection Period. In addition, the Servicer will be entitled to receive as additional compensation late payment fees, the penalty portion of interest paid on past due amounts, origination fees, documentation fees, other administrative fees or similar charges allowed by applicable law with respect to the Contracts, and certain other similar fees paid by the Obligors ("Servicing Charges") and earnings from any Eligible Investments of amounts on deposit in the Collection Account.

                  (c)      The Servicer hereby agrees:

                           (i) to pay to the Trustee from time to time such compensation for all services rendered by it under the Indenture as the Servicer and the Trustee have agreed in writing prior to the Closing Date, such payment to be made independent of the other payment obligations of the Servicer hereunder;

                           (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement, or advance as may be attributable to its negligence or bad faith;

                           (iii) to pay the Trustee its annual administrative fee on the Closing Date;

                           (iv) to pay the reasonable fees and expenses of Trustee's counsel, Dorsey and Whitney, on the Closing Date; and

                           (v) to pay the reasonable annual administrative fee of each Lock-box Bank.

                  To the extent the Trustee has not been paid pursuant to the Indenture, then all of the expenses set forth in this clause (c) shall be borne by the Servicer, and the Servicer shall not be entitled to reimbursement of such amounts from the Trust Property.

                  4.05 OTHER TRANSACTIONS. Nothing in this Agreement shall preclude the Contributor or the Servicer from entering into other contracts or other financial transactions with any Obligor or selling or discounting any such contract with any Person.

                  4.06  COLLECTION OF MONEYS.

                  (a) Subject to Section 4.06(b), the Servicer shall remit or cause each Lock-box Bank to remit all payments received by it on or in respect of any Contract or Equipment (including any Residual Payment) during such Collection Period into the Collection Account (including any such amounts then held by the Servicer) as soon as practicable, but in any event within two Business Days after receipt thereof; provided, however, that upon satisfaction of conditions provided by the Rating Agencies from time to time, the Servicer shall be permitted to deposit such amounts received during a particular Collection Period into the Collection Account within two Business Days prior to the related Payment Date.

                  (b) Any such amounts remitted to the Collection Account may not include Excluded Amounts.

                  (c) Notwithstanding the provisions of paragraph (a) hereof, the Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or payments due before or on the Cut-off Date or postings of checks returned for insufficient funds (PROVIDED that the Servicer accounts for such amounts in the Monthly Servicer's Report for the related Collection Period). The amount to be retained or reimbursed hereunder shall not be included in funds available for distribution with respect to the related Payment Date.

                  (d) Pending their deposit into the Collection Account, all collections shall be segregated by book-entry or similar form of identification on the Servicer's books and records and identified as the property of the Transferor.

                  4.07  VOLUNTARY TERMINATION.

                  (a) At the option of the Servicer, the obligations and responsibilities of the Servicer with respect to all of the Contracts shall terminate on any Payment Date on which the Pool A Aggregate Discounted Contract Balance is less than 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date and the Pool B Aggregate Discounted Contract Balance is less than 20% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date so long as the Servicer deposits or causes to be deposited into the Collection Account the Repurchase Amount for each Contract.

                  (b) At the option of the Servicer, the obligations and responsibilities of the Servicer with respect to the Contracts in Pool B shall terminate on any Payment Date on which the Pool B Aggregate Discounted Contract Balance is less than 20% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date so long as the Servicer deposits or causes to be deposited into the Collection Account the Repurchase Amount for each Contract in Pool B.


         SECTION 5.        SERVICER ADVANCES; REPURCHASE OF CONTRACTS

                  5.01 SERVICER ADVANCES. Following each Determination Date, the Servicer shall advance and remit to the Trustee, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 A.M. New York time on the second Business Day prior to the next succeeding Payment Date, a Servicer Advance equal to an amount sufficient to cover all amounts due and unpaid on any Delinquent Contract as of the related Determination Date; PROVIDED, HOWEVER, that the Servicer will not be obligated to make a Servicer Advance with respect to (a) any Defaulted Contract, (b) any Contract that was finally liquidated on or prior to such Determination Date or
(c) any Contract if the Servicer, in its good faith judgment, believes that such Servicer Advance would be a Nonrecoverable Advance. If the Servicer determines that any Servicer Advance it has made, or is contemplating making, would be a Nonrecoverable Advance, the Servicer shall deliver to the Trustee an Officer's Certificate stating the basis for such determination.

                  The Servicer shall be reimbursed for Servicer Advances on each Payment Date from amounts on deposit in the Collection Account as follows: (i) for any Servicer Advance made with respect to a Delinquent Contract, from subsequent collections of such delinquent Contract Payments, Prepayment Amounts or Repurchase Amounts and (ii) for any Nonrecoverable Advance, from all collections received on all of the Contracts.

                  5.02 INDEMNIFICATION. Each of the Contributor and the Servicer agrees to indemnify and hold harmless the Transferor, the Issuer, the Servicer, the Trustee, the Owner Trustee (which shall include each of their respective members, directors, officers, employees and agents), the Contributor and each Noteholder, as the case may be, (each an "Indemnified Party") against any and all liabilities, losses, damages, penalties, costs and expenses (including costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party (except to the extent caused by gross negligence or willful misconduct on the part of the Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of the transactions contemplated hereby or by the Indenture or arising out of, or based upon, action or inaction by the Contributor or the Servicer, as the case may be, that is contrary to the terms of this Agreement or the other Transaction Documents to which it is a party or a breach by the Contributor or the Servicer, as the case may be, of any of its covenants set forth in any of the Transaction Documents to which it is a party or any information certified in any schedule delivered by the Contributor or the Servicer, as the case may be, being untrue in any material respect as of the date of such Certification, including without limitation, any claims resulting from any use, operation, maintenance, repair, storage or transportation of any item of Equipment, whether or not in the Servicer's possession or under its control pursuant to this Agreement, and any tort claims and any fines or penalties arising from any violation of the laws or regulations of the United States or any state or local government or governmental authority, PROVIDED that the foregoing indemnity shall in no way be deemed to impose on the Contributor any obligation, other than to the extent specifically set forth in this Section 5, to make any payment with respect to principal or interest on the Notes or to reimburse the Transferor for any payments on account of the Notes. In every circumstance where the Indemnified party seeking indemnity hereunder for legal fees, counsel fees and related costs and expenses is a Noteholder it is understood, and the Securityholders by their acceptance of their respective Notes agree, that such reimbursement, indemnification and holding harmless is limited to the reasonable fees, related costs and expenses of the Securityholders Counsel only. The obligations of the Contributor under this
Section 5.02 shall survive the termination of the Agreement the resignation or removal of the Trustee and the termination of the Servicer pursuant to the terms hereof.

                  5.03 REPURCHASE AND SUBSTITUTION OF CONTRACTS; OTHER PAYMENTS.
(a) The Contributor or the Servicer, as the case may be, shall inform the Transferor, the Issuer and the Trustee promptly, in writing, upon the discovery of a breach of any of the Contributor's representations and warranties set forth herein. With respect to any breach of the Contributor's representations and warranties set forth herein which materially and adversely affects the interest of the Securityholders in any Contract or Contracts, the Contributor, unless within 90 days following the discovery or receipt of notice of such breach such breach has been cured or waived in all respects by the Securityholders evidencing more than 50% of the Voting Rights, shall either (a) purchase such Contract and the security interest in the related Equipment from either the Transferor or the Issuer, as the case may be, or (b) replace such Contract and the security interest in the related Equipment with a Substitute Contract in accordance with the provisions of Sections 7.01, 7.02 and 7.03 of this Agreement. In the event of a repurchase of a Contract, the Contributor shall remit to the Trustee (upon written notice to the Trustee thereof) for deposit into the Collection Account the Repurchase Amount of each such Contract to be repurchased on or prior to 11:00 A.M. New York City time on the second Business Day prior to the Payment Date immediately following the date when the Contributor shall become obligated to purchase (or, if such Contract is then a Defaulted Contract, an amount equal to the Repurchase Amount as of the date such Contract first became a Defaulted Contract, together with interest thereon at the Discount Rate from the date such Contract first became a Defaulted Contract to the end of the month preceding the date of payment). In connection with such repurchase, the Servicer shall be reimbursed in accordance with Section 3.04(b) of the Indenture for all amounts, if any, theretofore advanced by the Servicer pursuant to Section 5.01 with respect to such Contract. The Trustee shall deposit such Repurchase Amounts in the Collection Account on or prior to

11:00 A.M. New York City time on the second Business Day immediately following the date on which the Trustee receives such Repurchase Amounts. Without limiting the generality of the foregoing, it is agreed and understood that for purposes of this Section 5.03, any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Contract or (ii) the amount (if less than represented) of the Contract Payments or Repurchase Amount under any Contract shall be deemed to be material.

                  (b) With respect to all Predecessor Contracts and the security interest in the related Equipment purchased or replaced by the Contributor pursuant to this Section 5 hereof, the Transferor will deliver to the Contributor, an instrument substantially in the form of Exhibit E hereto, assigning to the Contributor, without recourse, representation or warranty (except as to the absence of liens, claims, or encumbrances resulting from actions taken, or failed to be taken, by the Transferor), all of the Transferor's right, title and interest in and to such Predecessor Contracts and the security interest in the related Equipment, and all security and documents relating thereto.

                  (c) The Transferor, the Issuer and the Trustee agree that the obligation of the Contributor to repurchase or substitute any Contract pursuant to this Section 5.03 shall constitute the sole remedy for any such breach available against the Contributor by the Transferor, the Issuer, any Noteholder or the Trustee; PROVIDED, that the limitation contained in this clause (c) shall not otherwise limit the rights of any such Person under Section 5.02.


         SECTION 6.        INFORMATION TO BE PROVIDED

                  6.01 MONTHLY SERVICER REPORT. On or prior to each Determination Date, the Servicer shall deliver a report in writing substantially in the form of Exhibit B (the "Monthly Servicer Report") to the Trustee and the Rating Agencies.

                  6.02 TAX REPORTING AND TREATMENT. (a) The Servicer shall furnish or cause to be furnished to each Noteholder, within a reasonable time after the end of each calendar year, to each Noteholder who was a Noteholder at any time during such year, a report setting forth the amount of principal and interest paid on the Notes during such year and indicating such other customary factual information as the Servicer deems necessary, or as any Noteholder reasonably requests, to enable Securityholders to prepare their respective tax returns. In addition, the Servicer shall provide, or cause to be provided to the Internal Revenue Service and each Noteholder, information statements required by the Code (and the regulations issued thereunder) or as such Securityholders may reasonably request from time to time with respect to in the case of any class of Notes that is issued with original issue discount within the meaning of section 1273 of the Code ("OID"), information statements with respect to OID. For purposes of consolidated federal and state income and franchise tax reporting, the Contributor will be treated (i) as the owner of the Contracts and the other Contributed Property and (ii) as the borrower under the Indenture.

                  (b) The Transferor, the Issuer, the Contributor, the Servicer, any subservicer and each Noteholder by acceptance of its Note (and any Person that is a beneficial owner of any interest in a Note, by virtue of such Person's acquisition of a beneficial interest therein) agrees to treat the

Notes as indebtedness for purposes of federal, state and local income or franchise taxes (and any other tax imposed on or measured by income).

                  6.03 OTHER INFORMATION. The Servicer shall at the Trustee's request, furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee's duties as set forth in the Indenture. Copies of all information furnished pursuant to this Section shall also be furnished to the Rating Agencies.

                  6.04 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S REPORT. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or to the Contributor) to deliver to the Trustee, the Rating Agencies and each Noteholder within 90 days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending June 30, ____, a written statement to the effect that such firm has examined in accordance with generally accepted practices samples of the accounts, records, and computer systems of the Servicer for the fiscal year ended on the previous June 30 relating to the Contracts (which accounts, records, and computer systems shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's reports delivered in the relevant period with information contained in the accounts, records, and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Contracts in compliance with such servicing procedures, manuals, and guides and in the same manner as it services comparable leases for itself or others, and that such certificates, accounts, records, and computer systems have been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. Copies of all information furnished pursuant to this Section shall also be furnished to the Rating Agencies.

                  6.05 PAYMENT ADVICES. Each payment by the Contributor or the Transferor or the Servicer to the Trustee pursuant to any of the provisions of the Transaction Documents shall be accompanied by written advice containing sufficient information to identify the Contract and/or Equipment to which such payment relates, the Section of the Transaction Documents pursuant to which such payment is made, and the proper application pursuant to the provisions of the applicable Transaction Document of the amounts being paid.


         SECTION 7.        SUBSTITUTION OF CONTRACTS

                  7.01 SUBSTITUTION. (a) (1) With respect to Pool A, in addition to the Servicer's other rights of substitution, the Servicer will have the right (but not the obligation), at any time in connection with exercise by the Transferor of its rights of substitution under the Pooling and Trust Agreement, to substitute (a "Pool A Non-Performing Contract Substitution") one or more Eligible Contracts and the security interest in the related Equipment subject thereto (the foregoing collectively, a "Substitute Contract") for a Contract in Pool A and the security interest in the related Equipment subject thereto (the foregoing collectively, a "Predecessor Contract") if:

                  (i)      (A)      any Contract Payment on the Predecessor
         Contract is delinquent for at least sixty (60) consecutive days as of the most recent Determination Date; or

                           (B) a bankruptcy petition has been filed by or against the Obligor or, with respect to a Leveraged Lease Loan, the related Lessor, under any Predecessor Contract; or

                           (C) the Predecessor Contract was initially classified as a Defaulted Contract during the related Collection Period.

         PROVIDED, HOWEVER, that if the Predecessor Contract included a first priority perfected security interest in Equipment related to a Fair Market Value Lease, the related Substitute Contract, if related to a Fair Market Value Lease, shall also include a first priority perfected security interest in the Equipment related thereto.

                  (ii) the conditions set forth in Section 7.01(d) have been satisfied and the sum of (x) the Discounted Contract Balances of all Substitute Contracts substituted under this Section 7.01(a)(1) and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this Section 7.01(a)(1) does not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date.

                  (2) With respect to Pool A, in addition to the Servicer's other rights of substitution, the Servicer will have the right (but not the obligation) at any time in connection with exercise by the Transferor of its rights of substitution under the Pooling and Trust Agreement, to substitute (a "Pool A Prepaid Contract Substitution") one or more Substitute Contracts for a Predecessor Contract in Pool A if (i) the Predecessor Contract has been prepaid and (ii) the conditions set forth in Section 7.01(d) have been satisfied and the sum of (x) the Discounted Contract Balance of all Substitute Contracts substituted under this Section 7.01(a)(2) and Section 4.02(b) and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this Section 7.01(a)(2) and Section 4.02(b) does not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date.

                  (b) (1) With respect to Pool B, in addition to the Servicer's other rights of substitution, the Servicer will have the right (but not the obligation), at any time in connection with exercise by the Transferor of its rights of substitution under the Pooling and Trust Agreement, to substitute (a "Pool B General Contract Substitution") one or more Substitute Contracts for a Predecessor Contract in Pool B if the conditions set forth in Section 7.01(d) have been satisfied and the sum of (x) the Discounted Contract Balances of all Substitute Contracts substituted under this Section 7.01(b)(1) and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this Section 7.01(b)(1) does not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date.

                  (3) With respect to Pool B, in addition to the Servicer's other rights of substitution, the Servicer will have the right (but not the obligation), at any time in connection with exercise by the Transferor of its rights of substitution under the Pooling and Trust Agreement, to substitute (a "Pool B Prepaid Contract Substitution") one or more Substitute Contracts for a

Predecessor Contract in Pool B if (i) the Predecessor Contract has been prepaid and (ii) the conditions set forth in Section 7.01(d) have been satisfied and the sum of (x) the Discounted Contract Balance of all Substitute Contracts substituted under this Section 7.01(b)(2) and Section 4.02(b) and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this Section 7.01(b)(2) and Section 4.02(b) does not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date; PROVIDED, HOWEVER, that unless the Rating Agency has given its prior consent, the sum of clauses (x) and (y) in this Section 7.01(b)(2) may not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date.

                  (c) Any substitution pursuant to this Section 7.01 or Section
5.03 shall become effective upon (i) delivery to the Trustee and the Transferor of the Substitute Contract Transfer Form, substantially in the form of Exhibit D hereto, transferring to the Transferor (and the Issuer, as assignee of the Transferor) all right, title and interest of the Contributor or the Servicer in and to the Eligible Contract being substituted and a security interest in the related Equipment subject thereto, and granting the Trustee a valid and first priority security interest in such Substitute Contracts and the related Equipment (other than Equipment relating to a Secured Equipment Note or Finance Lease and for which the Original Equipment Cost is less than $20,000) subject thereto, (ii) delivery to the Trustee of amendments to, or executed originals of, the UCC financing statements referred to in Section 1.01(c) hereof reflecting the deletion of the Predecessor Contract and the addition of the Substitute Contract, (iii) delivery to the Contributor by the Transferor of an instrument, substantially in the form of Exhibit E hereto, transferring to the Contributor or the Servicer, without representation or warranty, all of the Transferor's right, title and interest in and to the Predecessor Contract, (iv) delivery to the Trustee of the sole original, manually executed counterpart of each Contract that constitutes "chattel paper" or an "instrument" under the UCC and (v) delivery to the Trustee of an amendment to the Contract Schedule, reflecting the deletion of the Predecessor Contract and the addition of the Substitute Contract. Upon delivery of each Substitute Contract and the Substitute Contract Transfer Form therefor, the definition of "Contributed Property" will be automatically amended to include such Substitute Contract and all related property and rights contained in the definition of Contributed Property.

                  (d) With respect to a substitution of Contracts in accordance with the provisions of this Section 7 and Section 5.03 hereof, each proposed Substitute Contract must (i) be an Eligible Contract; (ii) satisfy all of the representations and warranties set forth in Section 2.03(a) of this Agreement;
(iii) have a Discounted Contract Balance such that the sum of its Discounted Contract Balance, including any additional cash delivered by the Servicer into the Collection Account in connection therewith, is not less than the Discounted Contract Balance of the Contract(s) being replaced; (iv) not cause the remaining weighted average life of the Contracts (as calculated based upon the Contract Payments which constitute the Discounted Contract Balance of the Contracts) to be materially altered; and (v) in accordance with the Servicer's standard credit evaluation policies, be of equal or better credit quality than the Contract being replaced. For purposes of determining compliance with clause (iii) of the preceding sentence, if more than one Substitute Contract is being provided on any date, the Discounted Contract Balance of the Substitute Contracts and the Contracts being replaced shall be determined on an aggregate basis.

                  7.02 NOTICE OF SUBSTITUTION. In the Monthly Servicer Report to be delivered on each Determination Date, the Contributor shall give written notice to the Trustee, each Noteholder, the Rating Agencies and the Servicer of each substitution of Contracts pursuant to Section 7.01(a) hereof and of any substitution or repurchase pursuant to Section 5.03 hereof during the preceding Collection Period. Such Monthly Servicer Report or other written notice shall
(i) specify the amount of each periodic Contract Payment under the Predecessor Contract and the amount of each periodic Contract Payment under each Eligible Contract being substituted, (ii) specify the residual values of the Equipment subject to the Predecessor Contract and the Equipment subject to the Eligible Contract being substituted, (iii) specify the Discounted Contract Balance of the Predecessor Contracts, the Discounted Contract Balance of the Substitute Contracts, any Excess Substituted Discounted Contract Balance, and any amounts to be deposited in the Collection Account in connection with such Substitute Contracts and (iv) with respect to a substitution pursuant to Section 7.01(a) hereof, be accompanied by an Officer's Certificate, substantially in the form of Exhibit F hereto, certifying as to compliance with the provisions of Section 7.01(a) hereof.

                  7.03 CONTRIBUTOR'S AND SERVICER'S SUBSEQUENT OBLIGATIONS. Upon any substitution of Contracts in accordance with the provisions of this Section 7 or Section 5.03, the Contributor's and the Servicer's obligations hereunder with respect to the Predecessor Contract shall cease (except for the Servicer's obligation as set forth in Section 4.03 hereof to take such action as is necessary and appropriate to maximize net proceeds to be paid to the Trustee) but the Contributor and the Servicer shall each thereafter have the same obligations with respect to the Substitute Contract substituted as it has with respect to all other Contracts subject to the terms hereof.


         SECTION 8.        THE SERVICER

                  8.01 CORPORATE EXISTENCE OF THE SERVICER. The Servicer will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Contracts or to permit performance of the Servicer's duties under this Agreement.

                  The Servicer shall not merge or consolidate with any other Person unless: (i) the entity surviving such merger or consolidation is a corporation organized under the laws of the United States or any state thereof,
(ii) the surviving entity, if not the Servicer, shall execute and deliver to the Transferor and the Trustee, in form and substance satisfactory to each of them,
(x) an instrument expressly assuming all of the obligations of the Servicer hereunder, and (y) an Officer's Certificate to the effect that such Person is a corporation of the type described in the preceding clause (i), has effectively assumed the obligations of the Servicer hereunder, that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Transferor, the Issuer and Trustee in the Trust Property, and reciting the details of such filings, or stating that no such action shall be necessary to preserve and protect such interest, (iii) the Servicer shall deliver to the Trustee a letter from each Rating Agency to the effect that such consolidation, merger or succession will not, in and of itself, result in a downgrading of the ratings for the Notes and (iv) immediately after giving effect to such transaction, no Servicer Event of Default, and no event which, after notice or lapse of time, or both, would become a Servicer Event of Default shall have occurred and be continuing.

                  8.02 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall incur any liability to the Transferor, the Issuer, the Owner Trustee, the Trustee or the holders of the Notes, for any action taken or not taken in good faith pursuant to the terms of this Agreement with respect to any Contract (including any Defaulted Contract) or the Equipment subject thereto; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such person against any breach of representations or warranties made by it herein or in any certificate delivered in conjunction with the purchase of the Notes or for any liability that would otherwise be imposed by reason of willful misfeasance or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

                  (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Servicer may undertake, at its expense, any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Securityholders under this Agreement.

                  (c) The Servicer, and any director or officer or employee or agent of the Servicer, may rely in good faith on the advice of counsel selected by it with due care or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  8.03 SERVICER NOT TO RESIGN OR BE REMOVED. The Servicer shall not resign from the servicing obligations and duties hereby imposed on it except in connection with an assignment permitted by Section 11.02 hereof or upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of independent counsel, in form and substance satisfactory to the Securityholders evidencing more than 50% of the Voting Rights, to such effect delivered to the Trustee.

                  Except as provided in Section 10.02 hereof, the Servicer shall not be removed or be replaced as Servicer with respect to any Contract or Equipment; PROVIDED, HOWEVER, that upon the occurrence of any Amortization Event, Securityholders evidencing not less than 66-2/3% of the Voting Rights shall have the right to replace DVI as Servicer with a successor Servicer in accordance with Section 10.02 hereof.

                  No resignation or removal of the Servicer shall in any event
(i) become effective until the successor Servicer shall have assumed the Servicer's servicing responsibilities and obligations in accordance with Section 10.02 hereof, or (ii) affect the Contributor's obligations pursuant to this Agreement.

                  8.04 FINANCIAL AND BUSINESS INFORMATION. The Servicer will deliver to the Transferor, the Issuer, the Trustee (who shall forward copies to each Noteholder) and the Rating Agencies:

                           (a) promptly upon their becoming available, one copy of each report (including the Servicer's (or for so long as DVI Financial Services Inc. is the Servicer, DVI, Inc.'s) annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q, proxy statement, registration statement, prospectus and notices filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies, in each case relating to the Transferor or the Notes;

                           (b) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

                           (c) promptly upon the Servicer's becoming aware of:

                                  (i)       any proposed or pending
                    investigation of it by any governmental authority or agency, or

                                 (ii)       any court or administrative
                     proceeding

         which individually or in the aggregate involves the possibility of materially and adversely affecting the properties, business, profits or conditions (financial or otherwise) of the Servicer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits; and

                           (d) (i) upon request, the Servicer shall furnish to the Transferor, the Issuer and the Trustee, within ten (10) Business Days, a list of all Contracts (by contract number and name of Obligor), as of the end of the most recent Collection Period, held as part of the Trust Property, together with a reconciliation of such list to the Contract Schedule and (ii) with reasonable promptness, any other data and information which may be reasonably requested from time to time.

                  8.05 OFFICER'S CERTIFICATES. With each set of documents delivered pursuant to Section 8.04(a), the Servicer will deliver an Officer's Certificate stating (i) that the officer signing such Certificate have reviewed the relevant terms of this Agreement and have made, or caused to be made under such officer's supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto and (iii) that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Contracts in compliance with the procedures hereof except as described in such certificate.

                  8.06 INSPECTION. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors, and the Securityholders or their duly authorized representative attorneys or auditors copies of the Contract Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal operating hours as the Trustee shall reasonably request which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Nothing in this Section 8.06 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.06. Any expense incident to the exercise by the Trustee or any Noteholder during the continuance of a Servicer Event of Default of any right under this Section 8.06 shall be borne by the Servicer, but any expense due to the exercise of a right by any such Person prior to the occurrence of a Servicer Event of Default shall be borne by such Person.

                  8.07 SERVICER RECORDS. On or before the Closing Date, the Servicer will indicate in its records that it is servicing and administering each Contract in its capacity as Servicer hereunder, at the request and for the benefit of the Transferor (and subject to the provisions of the applicable Transaction Documents) and its successors and assigns (including the Issuer and the Trustee).

                  8.08 INSURANCE. The Servicer will track, on a quarterly basis, casualty insurance premium payments by Obligors as required by the Contracts, in the same manner in which the Servicer would service contracts and equipment held for its own account.

                  8.09 NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR OR THE ISSUER. The Servicer covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Transferor or the Issuer, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 8.09 shall survive the termination of this Agreement.

                  8.10 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with coverage appropriate and customary in the industry with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of a prudent institutional servicer. No provision of this Section 8.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this

Agreement. Any such fidelity bond or insurance policy shall not be cancelled or modified in a materially adverse manner without ten days' prior written notice to the Rating Agencies. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond or insurance policy has been terminated or materially modified, the Servicer shall notify the Trustee and the Rating Agency of any such termination or modification.


         SECTION 9.        THE CONTRIBUTOR

                  9.01 CORPORATE EXISTENCE OF THE CONTRIBUTOR. The Contributor will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Contracts or to permit performance of the Contributor's duties under this Agreement.

                  The Contributor shall not merge or consolidate with any other Person unless (i) the entity surviving such merger or consolidation is a corporation organized under the laws of the United States or any jurisdiction thereof, (ii) the surviving entity, if not the Contributor, shall execute and deliver to the Transferor, the Servicer and the Trustee, in form and substance satisfactory to each of them, (x) an instrument expressly assuming all of the obligations of the Contributor hereunder, and (y) an Officer's Certificate to the effect that such Person is a corporation of the type described in the preceding clause (i), has effectively assumed the obligations of the Contributor hereunder, that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, and, that all UCC financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Transferor, the Issuer and Trustee in the Trust Property, and reciting the details of such filings, or stating that no such action shall be necessary to preserve and protect such interest, (iii) the Contributor shall deliver to the Trustee a letter from each Rating Agency to the effect that such consolidation, merger or succession will not, in and of itself, result in a downgrading of the ratings for the Notes and (iv) immediately after giving effect to such transaction, no event of default under any Transaction Document, and no event which, after notice or lapse of time, or both, would become an event of default shall have occurred and be continuing.

                  9.02 FINANCIAL AND BUSINESS INFORMATION. The Contributor will deliver to the Transferor, the Issuer, the Trustee and the Rating Agencies and, upon request, to each Noteholder:

                           (a) promptly upon their becoming available, one copy of each report (including DVI, Inc.'s annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q), proxy statement, registration statement, prospectus and notice filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies;

                           (b) promptly upon the Contributor's becoming aware of

                                  (i)       any proposed or pending
                  investigation of it by any governmental authority or agency, or

                                 (ii)       any court or administrative
                  proceedings

         which individually or in the aggregate involves or may involve the possibility of materially and adversely affecting the properties, business, profits or conditions (financial or otherwise) of the Contributor, a written notice specifying the nature of such investigation or proceeding and what action the Contributor is taking or proposes to take with respect thereto and evaluating its merits; and

                           (c) with reasonable promptness, any other data and information which may be reasonably requested from time to time.

                  9.03 INSPECTION. The Contributor shall make available to the Transferor, the Issuer or the Trustee or their respective duly authorized representatives, attorneys or auditors and the Securityholders or their duly authorized representatives, attorneys or auditors its accounts, records and computer systems regarding any Contract maintained by the Contributor at such times during normal operating hours as the Trustee, the Issuer or the Transferor shall reasonably instruct which do not unreasonably interfere with the Contributor's normal operations or customer or employee relations. Nothing in this Section 9.03 shall affect the obligation of the Contributor to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Contributor to provide access to information as a result of such obligation shall not constitute a breach of this Section 9.03. Any expense incident to the exercise by the Trustee or any Noteholder during the continuance of a Servicer Event of Default of any right under this Section 9.03 shall be borne by the Servicer, but any expense due to the exercise of a right by any such Person prior to the occurrence of a Servicer Event of Default shall be borne by such Person.

                  9.04 NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR OR THE ISSUER. The Contributor covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Indenture, institute against, or join any other Person in instituting against, the Transferor or the Issuer, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This
Section 9.04 shall survive the termination of this Agreement.

                  9.05  ACCOUNTS, BOOKS AND RECORDS.

                  (a) The Contributor shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each). Prior to the transfer of the Contracts to the Transferor, the Contributor will clearly mark its books and records and each Contract File (including each Contract) to reflect each sale of a Contract and the Equipment subject thereto to the Transferor, the resale to the Issuer and to show that the Issuer owns the Contracts absolutely. The Contributor or the Transferor, as the case may be, will cause the electronic ledger, the Contract File (including the Contract), with respect to each Contract and the related Contract and the Contract Schedule to be clearly and unambiguously marked to show that such Contract and the related Contract has been contributed by Contributor to the Transferor, resold by the Transferor to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Securityholders pursuant to the Indenture.

                  (b) The Contributor shall maintain its computer systems so that, from and after the time of sale hereunder of the Contracts to the Transferor, the Contributor's master computer records (including archives) that refer to a Contract and the related Contract shall indicate clearly the interest of the Transferor in such Contract and that such Contract has been resold to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Securityholders. Indication of the Transferor's ownership of a Contract, the resale to the Issuer, and the pledge of such Contract by the Issuer to the Trustee for the benefit of the Securityholders shall be deleted from or modified on the Contributor's computer systems when, and only when, the Contract shall have been paid in full or purchased or substituted by the Contributor pursuant to the terms hereof.

                  9.06 TAX RETURNS. (a) At all times, so long as any of the Notes or the other obligations secured by the Indenture remain outstanding, the Contributor and the Transferor shall be members of the same affiliated group within the meaning of Section 1504 of the Code (the "DVI Group") and shall join in the filing of a consolidated return for federal income tax purposes.

                  (b) The Contributor shall promptly pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) when due and payable by Contributor, the DVI Group, or the Transferor, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Contributor shall promptly notify the Transferor, the Trustee and the Securityholders of any material challenge, contest or proceeding pending by or against Contributor or the DVI Group before any taxing authority.

                  9.07 INSURANCE. The Contributor will at all times maintain general liability and excess liability insurance policies in at least the amount set forth in Section 2.26.

                  9.08  PROTECTION OF RIGHT, TITLE AND INTEREST.

                  (a) The Contributor shall not change its name, identity, or corporate structure in any manner that would, could, or might make any UCC financing statement or continuation statement filed by the Contributor in accordance with Section 1.01(c) seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Transferor at least thirty
(30) days' prior written notice thereof and shall promptly file appropriate amendments to all previously filed UCC financing statements or continuation statements.

                  (b) If at any time the Contributor shall propose to sell, grant a security interest in, or otherwise transfer any interest in contracts to any prospective purchaser, lender, or other transferee, the Contributor shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold to the Transferor and then resold to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Securityholders.

                  (c) The Contributor shall deliver to the Transferor, the Rating Agencies and the Trustee promptly after the execution and delivery of each amendment hereto, an opinion of counsel either (i) stating that, in the opinion of such counsel, all UCC financing statements and continuation statements necessary to preserve and protect fully the interest of the Transferor, the Issuer and the Trustee in the Trust Property have been filed or, with respect to the Equipment, are required to be filed within thirty (30) days following the Closing Date or the Substitution Date, as applicable, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                  9.09 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder, the Contributor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on the Contracts or any other Trust Property or any interest therein, and the Contributor shall defend the right, title, and interest of the Transferor, the Issuer and the Trustee in, to and under the Contracts and the other Trust Property against all claims of third parties claiming through or under the Contributor; PROVIDED, HOWEVER, that the Contributor's obligations to the Trustee under this Section 9.09 shall terminate upon the repayment in full of the Notes and the expiration of any applicable preference period and, with respect to any Contract, on the date it is paid in full or purchased by the Contributor pursuant to Section 5.03 hereof.

                  9.10 COSTS AND EXPENSES. The Contributor agrees to pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Indenture.


         SECTION 10.       EVENTS OF DEFAULT

                  10.01 SERVICER EVENTS OF DEFAULT. The following events and conditions shall constitute Servicer Events of Default hereunder:

                         (i) failure on the part of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) to (A) remit any payment to the Trustee within the time period required by Section 4.06 hereof or (B) make any Servicer Advance required by Section 5.01 hereof;

                        (ii) failure to pay to the Trustee on or before the date when due in accordance with the terms hereof, any deposit required to be made by the Servicer pursuant to Section 4.02 hereof;

                       (iii) failure on the part of either the Servicer (or for so long as the Contributor is the Servicer, the Transferor) duly to observe or perform in any material respect any other of their respective covenants or agreements in this Agreement (including without limitation, failure of the Servicer to deliver a Monthly Servicer Report on the date required pursuant to Section 6.01 or the delivery of a Monthly Servicer Report which is materially incorrect) which failure materially and adversely affects the rights of the Securityholders and continues unremedied for a period of 30 days after the Servicer becomes aware of such failure or the giving of written notice of such failure (A) to the Servicer (or the Transferor, if applicable) by the Trustee or (B) to the Servicer (or the Transferor, if applicable) and the Trustee by Securityholders evidencing not less than 66-2/3% of the Voting Rights, taken together.

                        (iv) if any representation or warranty of the Servicer made in this Agreement or in any certificate or other writing delivered pursuant hereto or the Transaction Documents or made by any successor Servicer in connection with such successor Servicer's assumption of the duties of the Servicer shall prove to be incorrect in any material respect as of the time when the same shall have been made;

                         (v) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Servicer (or for so long as the Contributor is the Servicer, the Transferor) bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) or of any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of either, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

                        (vi) the commencement by the Servicer (or for so long as the Contributor is the Servicer, the Transferor) of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) or of any substantial part of the property of either, or the making by either of an assignment for the benefit of creditors, or the failure by the Servicer (or for so long as the Contributor is the Servicer, the Transferor) to pay its debts generally as they become due, or the taking of corporate action by the Servicer (or for so long as the Contributor is the Servicer, the Transferor) in furtherance of any such action;

                       (vii) any assignment by the Servicer, or any attempt by the Servicer to assign its duties or rights hereunder, except as specifically permitted hereunder;

                      (viii) (A) the failure of the Servicer to make one or more payments with respect to aggregate recourse indebtedness for borrowed money exceeding $_________ or (B) the occurrence of any other event or the existence of any other condition, the effect of which event or condition is to cause more than $_________ of aggregate recourse indebtedness for borrowed money of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment, so long as such failure, event or condition specified in either clause (A) or (B) shall be continuing and shall not have been waived by the Person or Persons entitled to performance;

                        (ix) the rendering against the Servicer of a final judgment, decree or order (all possible appeals having been exhausted) for the payment of money in excess of $_________ which is uninsured, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

                         (x) the occurrence of an Amortization Event (so long as the Contributor is the Servicer).

                  10.02 TERMINATION. If a Servicer Event of Default shall have occurred and be continuing, the Trustee shall, upon the request of Securityholders evidencing more than 66-2/3% of the Voting Rights, give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer (but none of the Contributor's obligations hereunder, which shall survive any such termination) under this Agreement. On the receipt by the Servicer of such written notice, all rights and obligations of the Servicer under this Agreement, including without limitation the Servicer's right hereunder to receive Servicing Fees accruing subsequent to such termination date, but none of the Contributor's obligations hereunder, shall cease and the same shall pass to and be vested in, and assumed by, the Trustee pursuant to and under this Agreement and the Indenture subject to the provisions of Section 10.03; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of any Contract and the related Contract and Equipment or such passing, vesting or assumption or to cause Obligors to remit all future Contract Payments and other amounts due under any Contract to such account as shall be specified by the Trustee. The Servicer may be removed only pursuant to a Servicer Event of Default.

                  10.03  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  (a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.02 hereof, the Trustee (subject to subsection
(b) hereof) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement of the Contracts and, to such extent, shall be subject to all the responsibilities, duties and liabilities (other than the duty to advance funds and to indemnify) relating thereto placed on the Servicer by the terms and provisions hereof (but not the obligations of the Contributor contained herein which shall survive any such termination as above provided) and shall be entitled to receive from the Transferor the Servicing Fee and other servicing compensation provided for in
Section 4.04 hereof; PROVIDED that the Trustee shall in no way be responsible or liable for any action or actions of the Servicer before the time the Servicer receives such a notice of termination.

                  (b) The Trustee may, if it is unwilling or unable to act as the successor Servicer, give notice of such fact to each Noteholder and (i) appoint a successor Servicer with a net worth of at least $15,000,000 and reasonably acceptable to Securityholders evidencing more than 50% of the Voting Rights and whose regular business includes the servicing of receivables arising from equipment similar to the Equipment, as the successor Servicer hereunder to assume all of the rights and obligations of the Servicer hereunder, including, without limitation, the Servicer's right hereunder to receive the Servicing Fee (but not the obligations of the Contributor contained herein) or, (ii) if no such institution is so appointed, petition a court of competent jurisdiction to appoint an institution meeting such criteria as the Servicer hereunder. Pending appointment of a successor Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee shall cause such successor Servicer to enter into a servicing agreement substantially in the form of this Agreement except that such agreement shall not include any of the Contributor's representations, warranties or obligations and the Trustee may make arrangements for the compensation of such successor Servicer out of payments on Contracts and the related Contracts as it and such successor Servicer shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that provided in Section 4.04 hereof. Neither the Trustee nor a Successor Servicer shall be deemed to be in default hereunder by reason of its failure to make, or its delay in making, any distribution hereunder or any portion thereof which failure or delay was caused by (i) the failure of the prior Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the prior Servicer.

                  10.04 SERVICER TO COOPERATE. The Servicer hereby agrees to cooperate with the successor Servicer appointed in accordance with Section 10.02 or 10.03 hereof, as applicable, in effecting the termination and transfer of the responsibilities and rights of the Servicer hereunder to the successor Servicer, including, without limitation, the execution and delivery of assignments of UCC financing statements, and the transfer to the successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer or thereafter received with respect to the Contracts and the related Contracts. The Servicer hereby agrees to transfer to any successor Servicer its electronic records and all other records, correspondence and documents relating to the Contracts and the related Contracts in the manner and at such times as the successor Servicer shall reasonably request. The Servicer hereby designates the successor Servicer its agent and attorney-in-fact to execute transfers of UCC financing statements (including any and all UCC financing statements naming an individual Obligor as debtor and the Contributor as secured party) and any other filings or instruments which may be necessary or advisable to effect such transfer of the Servicer's responsibilities and rights hereunder. Upon any such termination or appointment of a successor Servicer, the Trustee shall give prompt written notice thereof to each Noteholder in the manner provided in the Indenture.

                  10.05 REMEDIES NOT EXCLUSIVE. Nothing in the preceding provisions of this Section 10 shall be interpreted as limiting or restricting any rights or remedies which the Transferor, the Issuer, the Trustee, the Securityholders or any other Person would otherwise have at law or in equity on account of the breach or violation of any provision of this Agreement by the Servicer, including without limitation the right to recover full and complete damages on account thereof to the extent not inconsistent with Section 8.02 hereof.

                  10.06 WAVIER OF PAST DEFAULTS. Holders of Notes evidencing more than 50% of the Voting Rights may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


         SECTION 11.       ASSIGNMENT

                  11.01 ASSIGNMENT TO TRUSTEE. It is understood that this Agreement and all rights of the Transferor hereunder and with respect to the Contributed Property will be assigned by the Transferor to the Issuer, and then assigned by the Issuer to the Trustee, for the benefit of the Trustee and the Securityholders, and may be subsequently assigned by the Trustee to any successor Trustee. Each of the Contributor and the Servicer hereby expressly agrees to each such assignment and agrees that all of its duties, covenants, obligations, indemnities, representations and warranties hereunder, and all of the rights and remedies of the Transferor hereunder, shall be for the benefit of, and may be enforced directly by, the Issuer, the Trustee, the Securityholders and any successor to or assignee of any thereof.

                  11.02 ASSIGNMENT BY CONTRIBUTOR OR SERVICER. None of the respective rights or obligations of the Contributor and the Servicer hereunder may be assigned without the prior written consent of the Transferor and the Trustee (acting upon the instructions of Securityholders evidencing not less than 66-2/3% of the Voting Rights); PROVIDED that nothing herein shall preclude the Servicer from performing its duties hereunder through the use of agents to the extent that such use is consistent with the Servicer's business practices in dealing with similar contracts and equipment for its own account, and PROVIDED, FURTHER, that the use of an agent shall not relieve the Servicer from any of its obligations hereunder.


         SECTION 12.       NATURE OF CONTRIBUTOR'S OBLIGATIONS AND SECURITY
                           THEREFOR

                  12.01 CONTRIBUTOR'S OBLIGATIONS ABSOLUTE. The obligations of the Contributor hereunder, and the rights of the Issuer and the Trustee, as assignee of the Transferor, in and to all amounts payable by the Contributor hereunder, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment whatsoever including, without limitation, abatements, reductions, setoffs, defenses, counterclaims or recoupments due or alleged to be due to, or by reason of, any past, present or future claims which the Contributor may have against the Servicer, the Issuer, the Transferor, the Trustee, any holder of the Notes or any other Person for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Agreement terminate, or the respective obligations of the Transferor, the Contributor or the Servicer be otherwise affected, by reason of any defect in any Contract or in any unit of Equipment or in the respective rights and interests of the Transferor, the Issuer, the Contributor and the Trustee in any thereof, or by reason of any liens, encumbrances, security interests or rights of others with respect to any Contract or any unit of Equipment, or any failure by the Transferor, or the Servicer to perform any of its obligations herein contained, or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Transferor, the Issuer, the Servicer, the Trustee or any holder of the Notes to the Contributor or any other Person or by reason of any insolvency, bankruptcy, or similar proceedings by or against the Contributor, the Servicer, the Transferor, the Issuer, the Trustee or any other Person or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that all obligations of the Contributor hereunder and all amounts payable by the Contributor hereunder shall continue to be due and payable in all events and in the manner and at the times herein provided unless and until the obligation to perform or pay the same shall be terminated or limited pursuant to the express provisions of this Agreement; PROVIDED that nothing in this Section
12.01 shall be interpreted as precluding the Contributor from pursuing independently any claim it may have against the Transferor, the Servicer, the Issuer, any holder of the Notes or any other Person; PROVIDED, FURTHER, that any claims of the Contributor against the Transferor shall be subordinate in right of payment to amounts due and owing to the Trustee under the Indenture and any amounts received by the Contributor on such claims shall be held in trust by the Contributor for the Trustee and turned over to the Trustee until such time as all amounts due the Trustee under the Transaction Document are fully paid.

                  12.02 POWER OF ATTORNEY. Each of the Contributor and Servicer hereby grants to each of the Transferor and the Trustee the power as its attorney-in-fact (i) to file UCC financing statements in the appropriate offices evidencing the conveyance of the Contracts and other Contributed Property to the Transferor and (ii) in the event an event of default exists under any Transaction Document, to do any and all other acts as may be necessary or appropriate to effect the transaction contemplated herein. The Contributor will execute any document or instrument deemed necessary by the Transferor or the Trustee to effect or to evidence this power of attorney. All costs associated with such filings or instructions shall be paid by the Contributor.


         SECTION 13.       MISCELLANEOUS PROVISIONS

                  13.01 SALE. The Contributor agrees to treat the conveyances to the Transferor of the Contributor's interest in the Contracts and Equipment pursuant to the terms of this Agreement for all purposes other than taxes measured by income (including, without limitation, financial accounting purposes of the Contributor on a stand alone basis) as a sale of the Contributor's interest in the Contracts and Equipment on all relevant books, records, financial statements and other applicable documents. The execution and delivery of this Agreement shall constitute an acknowledgment by the Contributor and the Transferor that each intends that the assignment and transfer herein contemplated constitutes an outright sale and assignment to the Transferor by the Contributor of its interest in the Contracts and the other Contributed Property, and not for security, conveying good title in such interests free and clear of any liens, and that such interest shall not be a part of the Contributor's estate in the event of the bankruptcy or the occurrence of another similar event, of, or with respect to, the Contributor. In the event that such conveyance is determined to be made as security for a loan made by the Transferor, the Issuer, the Trust or the Securityholders to the Contributor, the parties intend that the Contributor shall have granted to the Transferor, and its successors and assigns, a security interest in the Contracts and other Contributed Property and that this Agreement shall constitute a security agreement under applicable law.

                  For federal and state income tax purposes, the conveyance to the Transferor shall be treated as a sale to the extent of cash remitted to the Contributor and shall be treated as an additional contribution to the capital of the Transferor to the extent of the excess of the Discounted Contract Balances of the Contracts conveyed over the amount of such cash.

                  13.02 AMENDMENT. This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Securityholders, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, PROVIDED that such actions shall not adversely affect in any respect the interests of any Noteholder.

                  This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Notes evidencing more than 50% of the Voting Rights (and with prior written notice to the Rating Agencies) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Notes; PROVIDED, HOWEVER, that such amendment may not, without the consent of all of the Securityholders (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Contracts or distributions that are required to be made for the benefit of such Securityholders, (ii) reduce the aforesaid percentage of the Voting Rights which are required to consent to any such amendment, or (iii) modify this
Section 13.02. The Servicer shall deliver copies of any amendment to this Agreement to each of the Rating Agencies and each Noteholder.

                  13.03 WAIVERS. No failure or delay on the part of the Transferor, the Issuer or the Trustee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                  13.04 NOTICES. All communications and notices pursuant hereto to any party shall be in writing or by telegraph, telex or telecopy and addressed or delivered to it at its address (or in case of telex or telecopy, at its telex or telecopy number at such address) as follows or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex or telecopy:

                           (a)      in the case of the Contributor or Servicer:

                                    500 Hyde Park
                                    Doylestown, Pennsylvania 18901
                                    Attention: Securitization Manager
                                    Telephone: (215) 230-6375
                                    Telecopier: (215) 230-5328

                           (b)      in the case of the Transferor:

                                    500 Hyde Park
                                    Doylestown, Pennsylvania 18901
                                    Attention: Securitization Manager
                                    Telephone: (215) 230-6375
                                    Telecopier: (215) 230-5328

                           (c)      in the case of the Trustee:



                           (d)      in the case of the Rating Agencies:




                  13.05 COSTS AND EXPENSES. The Contributor will pay all reasonable expenses incident to the performance of its obligations under this Agreement and any other Transaction Document and the Contributor agrees to pay all reasonable out-of-pocket costs and expenses of the Transferor, including fees and expenses of counsel, in connection with the enforcement of any obligation of the Contributor hereunder.

                  13.06 THIRD PARTY BENEFICIARIES. The Issuer, the Trustee and the Securityholders are express third party beneficiaries to this Agreement.

                  13.07 SURVIVAL OF REPRESENTATIONS. The respective agreements, representations, warranties and other statements by the Contributor and the Transferor set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date.

                  13.08 CONFIDENTIAL INFORMATION. The Transferor agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Transferor's rights hereunder, under the Contracts, under the applicable Transaction Documents or as required by law.

                  13.09 HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

                  13.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                  13.11 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. Each of the parties hereto agrees that the final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each of the parties hereto and may be enforced by the courts of New York (or any other courts to the jurisdiction of which it is subject) by a suit upon such judgment, PROVIDED that service of process is effected upon it as permitted by law; PROVIDED, HOWEVER, that each of the parties hereto does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

                  13.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                        DVI FINANCIAL SERVICES INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                        DVI RECEIVABLES CORP. VIII


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                                CONTRACT SCHEDULE
                                -----------------

                                    EXHIBIT B

                             MONTHLY SERVICER REPORT

                                    EXHIBIT C

                             UNDERWRITING GUIDELINES


         Copies are on file at the offices of the Trustee, and are available upon request.

                                    EXHIBIT D

                        SUBSTITUTE CONTRACT TRANSFER FORM

                  DVI Financial Services Inc. (the "Contributor") and DVI Receivables Corp. VIII (the "Transferor"), pursuant to the Contribution and Servicing Agreement, dated as of ________________ (the "Contribution and Servicing Agreement"), hereby confirm their understanding with respect to the contribution by the Contributor to the Transferor of those substitute Contracts listed on the Schedule 1 attached hereto (the "Substitute Contracts"), together with a security interest in all of the Contributor's right, title and interest in and to the related Equipment and other related property described herein.

                  CONVEYANCE OF SUBSTITUTE CONTRACTS. The Contributor hereby makes a capital contribution to the Transferor of all of Contributor's rights, title and interest in, to, and under (i) the Substitute Contracts listed on
Schedule 1 hereto including, without limitation, its interests in the proceeds of such Substitute Contracts, the right to receive all amounts due or to become due thereunder after __________ (the "Cut-off Date"), but excluding any Retained Interest, (ii) the Contract Files relating to such Contracts, (iii) a security interest in the Equipment subject to such Substitute Contracts, (iv) any remarketing agreement to the extent specifically relating to a Substitute Contract, and all guarantees, cash deposits or credit support (other than any accounts receivable of the related Obligor) supporting or securing payment of any arrangements with the vendor, dealer or manufacturer of the Equipment to the extent specifically relating to any Substitute Contract, (v) any insurance carried by any Obligor under any Substitute Contract (or the related Equipment) and (vi) all income, payments and proceeds of the foregoing.

                  The Contributor hereby confirms that:

                  (1) On or prior to ___________ (the "Substitution Date), the Contributor shall have deposited in the Collection Account all collections in respect of the Substitute Contracts that were due on or after the related Cut-off Date;

                  (2) As of the Substitution Date, the Contributor was not insolvent nor will it be made insolvent by such transfer nor is any of them aware of any pending insolvency;

                  (3)      Each Substitute Contract is an Eligible Contract;

                  (4) On or prior to the Substitution Date, the Contributor shall have delivered to the Trustee the sole original, manually executed counterpart of each Substitute Contract that constitutes "chattel paper" or an "instrument", as such terms are defined in the UCC;

                  (5) The sum of the Discounted Contract Balances as of the Cut-off Date of the Substitute Contracts listed on Schedule 1 attached hereto is $__________;

                  (6) When the Substitute Contracts are added to the Trust Property, all representations and warranties will be true and correct as of the Substitution Date unless any breach of such representations and warranties resulting from the inclusion of such Substitute Contract shall have been waived in advance by Securityholders evidencing more than 50% of the Voting Rights;

                  (7) The Contributor has delivered to the Trustee evidence of all UCC filings necessary to give the Trustee a perfected first priority security interest in the Substitute Contract and the related Equipment (other than Equipment relating to a Secured Equipment Note or Finance Lease and for which the Original Equipment Cost is less than $20,000);

                  (8) Such Substitute Contract(s) shall be added to, and constitute a part of, [Pool A] [Pool B]; and

                  (9) Such Substitute Contract(s) is/are being substituted pursuant to [Section 5.03 of the Agreement] [Section 7.01(a)(1) of the Agreement] [Section 7.01(a)(2) of the Agreement] [Section 7.01(b)(1) of the Agreement] [Section 7.01(b)(2) of the Agreement].

                  All terms and conditions of the Contribution and Servicing Agreement and the other Transaction Documents with respect to the Contributor and the Substitute Contracts have been complied with and are hereby ratified, confirmed and incorporated herein, PROVIDED that in the event of any conflict, the provisions of this Substitute Contract Transfer Form shall control over the conflicting provisions of the Contribution and Servicing Agreement.

                  Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Contribution and Servicing Agreement.


                                        DVI FINANCIAL SERVICES INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                        DVI RECEIVABLES CORP. VIII

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT E

                       FORM OF RE-ASSIGNMENT BY TRANSFEROR
                  PURSUANT TO SECTION 5.03(b) OR 7.01(c) OF THE
                      CONTRIBUTION AND SERVICING AGREEMENT


                  DVI Receivables Corp. VIII (the "Transferor") pursuant to the Contribution and Servicing Agreement, dated as of ________________, between the Transferor and DVI Financial Services Inc. (the "Contributor") does hereby sell, transfer, assign, deliver and otherwise convey to Contributor, without recourse, representation or warranty, all of the Transferor's right, title and interest in and to all of the Predecessor Contracts listed on Schedule A hereto and all security and documents relating thereto.


                                        DVI RECEIVABLES CORP. VIII


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT F

               FORM OF OFFICER'S CERTIFICATE PURSUANT TO SECTION 7

                  The undersigned certifies that the undersigned is a duly authorized officer of DVI Financial Services Inc. (the "Contributor"), and that, as such the undersigned is authorized to execute and deliver this certificate on behalf of the Contributor, and further certifies pursuant to Section 7.02 of the Contribution and Servicing Agreement (the "Agreement") dated as of ________________, between the Contributor and DVI Receivables Corp.VIII (the "Transferor"), that to his or her knowledge, the Contributor's contribution to the Transferor of those Substitute Contracts listed in Schedule 1 attached hereto, together with all of the Contributor's right, title and interest in and to the related Contracts and the related Contributed Property, is in compliance with Section 7 of the Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Date:

                                          DVI FINANCIAL SERVICES INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT G

                               FORMS OF CONTRACTS


         Copies are on file at the offices of the Trustee, and are available upon request.

                     SUBSEQUENT CONTRACT TRANSFER AGREEMENT


                                     between


                           DVI RECEIVABLES CORP. VIII,
                                   as Company


                                       and


                          DVI ________________________,
                                    as Issuer







                          Dated as of ________________

                                TABLE OF CONTENTS


ARTICLE I.
         DEFINITIONS                                                          1
         SECTION 1.01      DEFINITIONS.                                       1

ARTICLE II.
         PROCEDURES FOR PURCHASES OF ELIGIBLE CONTRACTS                       1
         SECTION 2.01      CONTRIBUTION.                                      1
         SECTION 2.02      SUBSTITUTE CONTRACTS.                              2
         SECTION 2.03      INTENT OF PARTIES; SECURITY INTEREST.              2

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY                        3

         SECTION 3.01      ORGANIZATION AND GOOD STANDING.                    3

         SECTION 3.02      AUTHORIZATION.                                     3

         SECTION 3.03      BINDING OBLIGATION.                                3

         SECTION 3.04      NO VIOLATION.                                      4

         SECTION 3.05      NO PROCEEDINGS.                                    4

         SECTION 3.06      APPROVALS.                                         4

         SECTION 3.07      ABILITY TO PERFORM.                                4

         SECTION 3.08      EQUIPMENT AND CONTRACTS.                           4

         SECTION 3.09      PRINCIPAL EXECUTIVE OFFICE.                        5

         SECTION 3.10      NO PRIOR ASSIGNMENTS.                              5

         SECTION 3.11      FAIR CONSIDERATION.                                5

         SECTION 3.12      NONCONSOLIDATION.                                  6

         SECTION 3.13      ORDINARY COURSE; NO INSOLVENCY.                    6

         SECTION 3.14      ASSETS AND LIABILITIES.                            7

         SECTION 3.15      VALID SALE.                                        7

         SECTION 3.16      ABILITY TO PAY DEBTS.                              7

         SECTION 3.17      BULK TRANSFER PROVISIONS.                          7

         SECTION 3.18      TRANSFER TAXES.                                    7


ARTICLE IV.
         CONDITIONS TO PURCHASE                                               8
         SECTION 4.01      REPRESENTATIONS AND WARRANTIES.                    8

ARTICLE V.
         COVENANTS OF THE COMPANY                                             8

         SECTION 5.01      BOOKS AND RECORDS.                                 8

         SECTION 5.02      PRESERVATION OF OFFICE.                            9

         SECTION 5.03      LIENS.                                             9

         SECTION 5.04      NO BANKRUPTCY PETITION AGAINST THE ISSUER.         9

         SECTION 5.05      PROTECTION OF RIGHT, TITLE AND INTEREST.           9

ARTICLE VI.
         REPRESENTATIONS AND COVENANTS OF
         THE ISSUER                                                          10
         SECTION 6.01      NONCONSOLIDATION.                                 10
         SECTION 6.02      NO BANKRUPTCY PETITION AGAINST THE COMPANY.       11

ARTICLE VII.
         SUBSTITUTION                                                        11
         SECTION 7.01      SUBSTITUTION.                                     11
         SECTION 7.02      NOTICE OF SUBSTITUTION.                           11
         SECTION 7.03      CONTRIBUTOR'S AND COMPANY'S
                           SUBSEQUENT OBLIGATIONS.                           12

ARTICLE VIII.
         MISCELLANEOUS                                                       12

         SECTION 8.01      AMENDMENT; WAIVERS.                               12
         SECTION 8.02      EFFECT OF INVALIDITY OF PROVISIONS.               12
         SECTION 8.03      NOTICES.                                          12
         SECTION 8.04      ENTIRE AGREEMENT.                                 13
         SECTION 8.05      SURVIVAL.                                         13
         SECTION 8.06      CONSENT TO SERVICE.                               13
         SECTION 8.07      JURISDICTION NOT EXCLUSIVE.                       13
         SECTION 8.08      CONSTRUCTION.                                     13
         SECTION 8.09      FURTHER ASSURANCES.                               13
         SECTION 8.10      THIRD PARTY BENEFICIARIES.                        14
         SECTION 8.11      GOVERNING LAW.                                    14
         SECTION 8.12      CONSENT TO JURISDICTION; WAIVER OF
                           OBJECTION TO VENUE.                               14
         SECTION 8.13      WAIVER OF JURY TRIAL.                             15
         SECTION 8.14      HEADINGS AND CROSSREFERENCES.                     15
         SECTION 8.15      COSTS AND EXPENSES.                               15
         SECTION 8.16      CONFIDENTIAL INFORMATION.                         15
         SECTION 8.17      EXECUTION IN COUNTERPARTS.                        15
Exhibit A         Form of Subsequent Contract Transfer Form

                  SUBSEQUENT CONTRACT TRANSFER AGREEMENT ("Agreement") dated as of ________________, between DVI ______________________, a Delaware
_________________________________________ (the "ISSUER"), and DVI
RECEIVABLES CORP.
VIII, a Delaware corporation (the "COMPANY").

                  WHEREAS, the Company will from time to time acquire certain Contracts and Assets related thereto pursuant to the Contribution and Servicing Agreement.

                  WHEREAS, the Company desires to transfer to Issuer all Contributed Property (other than any ownership interest in certain Equipment) which it acquires from the Contributor and certain other assets, and Issuer desires to purchase such Contributed Property and other assets, in each instance in accordance with the terms and conditions set forth in this Agreement.

                  WHEREAS, pursuant to the Indenture, the Issuer intends to [issue its Series ____ Notes, which Notes will be collateralized by a pledge by the Issuer to the Trustee, on behalf of the Noteholders of all of the Issuer's right, title and interest in, to and under the Issuer Assets] [transfer the Company assets to the Trust, which will issue certificates of beneficial ownership therein].

                  NOW, THEREFORE, the parties, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.01               DEFINITIONS.

         For purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in Appendix I hereto.


                                   ARTICLE II.
                 PROCEDURES FOR PURCHASES OF ELIGIBLE CONTRACTS

         SECTION 2.01               TRANSFER.

         (a) CONVEYANCE. Upon the terms and conditions herein set forth, in consideration for __________ and for other good and valuable consideration, the Company hereby transfers, pledges, assigns and contributes to the Issuer on the Closing Date and as of the related Contribution Date (or, in the case of any Substitute Contracts, the related Substitution Date), without recourse except as set forth herein, all of the Company's right, title and interest in and to the Company Assets as set forth on the related Subsequent Contract Transfer Form. All funds received by the Company on or in connection with the Company Assets that are payable on and after the applicable Cutoff Date shall be received, held and applied by the Company in trust for the benefit of the Issuer as owner of the Contracts.

         (b) After giving effect to such contribution and sale, the ownership of each such Contract transferred on the related Contribution Date shall be vested in the Issuer. The Contract Files and any other documents relating to each Contract shall be held in trust by the Trustee for the benefit of the Noteholders pursuant to the terms of the Indenture. The Company agrees to take no action inconsistent with the ownership of any Contract, to promptly indicate to all parties with a valid interest inquiring as to the true ownership of each Contract, that each Contract has been contributed and sold to the Issuer and to claim no ownership interest in any such Contracts and the other Contributed Property.

         (c) Any Company Assets transferred to the Company from time to time shall forthwith be contributed and sold to the Issuer without further act, notwithstanding the delivery of any Subsequent Contract Transfer Forms in respect thereof.

         SECTION 2.02               SUBSTITUTE CONTRACTS.

         In consideration for the transfer by the Issuer to the Company of any

Predecessor Contract transferred to the Company by the Issuer in accordance with the terms and conditions of Section 7 of the Contribution and Servicing Agreement, the Company shall transfer to the Issuer on the Substitution Date related thereto, and the Issuer shall accept, a Substitute Contract, PROVIDED that such Substitute Contract is in accordance with the terms and conditions of the Contribution and Servicing Agreement.

         SECTION 2.03               INTENT OF PARTIES; SECURITY INTEREST.


         The Issuer and the Company hereby confirm that the transactions contemplated in this Agreement are intended as contributions and sales rather than as loan transactions. In the event, for any reason, and solely in such event, any transaction hereunder is construed by any court or regulatory authority as a loan or other than a contribution and sale of any or all Company Assets, then the Company shall be deemed to have hereby pledged to the Issuer as security for the performance by the Company of all of its obligations from time to time arising hereunder and with respect to any and all purchases effected pursuant hereto, and shall be deemed to have granted to the Issuer a first priority perfected (except Equipment for which the Original Equipment Cost is less than $20,000) security interest in all of the Company Assets. In furtherance of the foregoing, (i) this Agreement shall constitute a security agreement, (ii) the Trustee shall be deemed to be a bailee for purposes of perfection of the security interest granted to Issuer, (iii) Issuer shall have all of the rights of a secured party with respect to the Company Assets pursuant to applicable law and (iv) in the manner consistent with the Indenture, the Company shall execute all documents, including, but not limited to, UCC financing statements, to effectively perfect and evidence Issuer's first priority security interest in the Company Assets, except that UCC financing statements need not be filed with respect to Equipment for which the Original Equipment Cost is less than $20,000. Company also covenants not to pledge, assign or grant any security interest to any other party in any of the Company Assets. The consideration received and to be received by the Company in exchange for the assignment, transfer and contribution of the Company Assets is intended to be fair consideration having value equivalent to or in excess of the value of the assets being transferred by the Company.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the following representations and warranties for the benefit of the Issuer, the Trustee and the Noteholders on which the Issuer relies in purchasing and otherwise acquiring the Company Assets and on which the Noteholders rely in funding advances under their respective Notes . Other than as set forth in Section 3.08 hereof, such representations and warranties are and will be true and correct as of the Closing Date and as of each Contribution Date or Substitution Date, as the case may be (unless an earlier date is specified therein), and shall survive each contribution and sale to the Issuer of the Company Assets and the subsequent pledge thereof by the Issuer pursuant to the Indenture.

         SECTION 3.01               ORGANIZATION AND GOOD STANDING.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 3.02               AUTHORIZATION.

         Company has all requisite power and authority and all necessary licenses and permits to enter into and perform its obligations under this Agreement and the transactions contemplated hereby, and the execution, delivery, and performance of this Agreement have been duly authorized by the Company by all necessary corporate action.

         SECTION 3.03               BINDING OBLIGATION.

         This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and equitable principle (whether considered in a proceeding at law or in equity).

         SECTION 3.04               NO VIOLATION.

         The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or bylaws of the Company, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than this Agreement, or violate any law, or, to the best of the Company's knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or any of its properties.

         SECTION 3.05               NO PROCEEDINGS.

         The Company is not subject to any injunction, writ, action, suit, restraining order or other order of any nature, and there are no actions, suits, proceedings or investigations to which the Company is a party pending or, to the knowledge of the Company, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of any of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by the this Agreement or
(C) seeking any determination or ruling that would materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, any of this Agreement.

         SECTION 3.06               APPROVALS.

         All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of, and compliance with the terms of, this Agreement, have been or will be taken or obtained on or prior to the related Contribution Date.

         SECTION 3.07               ABILITY TO PERFORM.

         The Company has the ability to perform all of its obligations under this Agreement and the Contribution and Servicing Agreement.

         SECTION 3.08               EQUIPMENT AND CONTRACTS.

         With respect to each Contract, the Company hereby represents and warrants to the Issuer, as of each Contribution Date or Substitution Date, as the case may be, that:

         (a) The sale to the Issuer of the Company's interest in such Contract(s) transferred on such date and the assignment of the Company's security interest in the Equipment related thereto pursuant to Section 2.01 or
Section 2.02 hereof constitutes a valid transfer of all of Company's right, title and interest in such Contributed Property or a grant of a firstpriority perfected (except for Equipment for which the Original Equipment Cost is less than $20,000) security interest therein from the Company in favor of the Issuer, free and clear of any and all claims, charges, liens or security interests created by the Company or any of its affiliates.

         (b) The Company did not, in the exercise of its interest in any such Contributed Property, waive, discharge, release or otherwise permit any modification thereto not in effect or agreed to at the time the Company acquired its interest therein.

         (c) Notwithstanding the foregoing clauses (a) and (b), the Company makes no representation or warranty with respect to claims, charges, liens or security interests created, or waivers, discharges, releases or modifications made, by the Contributor.

         The representations and warranties described in this Section 3.08 shall survive the conveyance of the Company Assets to the Issuer.

         SECTION 3.09               PRINCIPAL EXECUTIVE OFFICE.

         The principal executive office of the Company is located at 500 Hyde Park, Doylestown, Pennsylvania 18901, and has been so located for at least four months immediately preceding the Closing Date. The Company has no trade names, fictitious names, assumed names or "doing business as" names. If (i) any change in either the Company's name, structure or the location of its principal place of business or chief executive office occurs, then the Company shall deliver thirty (30) days' prior written notice of such change or relocation to the Issuer and the Trustee and (ii) if the Company becomes aware of the change in location of any Equipment, then, no later than sixty (60) days after the effective date of such change or relocation, shall file such amendments or statements as may be required to preserve and protect the Issuer's and the Trustee's interest in the Contracts, the Equipment and the other Trust Property. The Company shall pay all filing fees or taxes payable in respect of any UCC financing or continuation statements required to be filed pursuant to Section
1.03 of the Contribution and Servicing Agreement and not paid by the Contributor.

         SECTION 3.10               NO PRIOR ASSIGNMENTS.

         The Company has not pledged, assigned or encumbered or terminated, in whole or in part, any of the Company Assets.

         SECTION 3.11               FAIR CONSIDERATION.

         The consideration received by the Company in connection with the contribution and sale of the Company Assets constitutes reasonably equivalent value and fair consideration for the Company
Assets.

         SECTION 3.12               NONCONSOLIDATION.

         The Company is operated in such a manner that it would not be substantively consolidated with DVI, such that the separate existence of the Company and DVI would not be disregarded in the event of a bankruptcy or insolvency of the Company or DVI, and in such regard, among other things:

         (a) the Company is not involved in the day to day management of DVI;

         (b) the Company maintains separate corporate records and books of account from DVI and otherwise observes corporate formalities and has a separate business office from DVI (which may be at the same address as DVI PROVIDED that the Company and DVI have entered into a written agreement specifying a reasonable allocation of expenses with respect to overhead and other shared costs with respect to such premises or a lease agreement);

         (c) the financial statements and books and records of the Company prepared after the date of creation of DVI reflect and will reflect the separate existence of DVI;

         (d) the Company maintains its assets separately from the assets of DVI (including through the maintenance of a separate bank account), the Company's funds and assets, and records relating thereto, have not been and are not commingled with those of DVI and the separate creditors of DVI will be entitled to be satisfied out of DVI's assets prior to any value in DVI becoming available to DVI's equityholders or the Company's creditors;

         (e) all business correspondence of the Company and other communications are conducted in the Company's own name and on its own stationery;

         (f) DVI does not act as an agent of the Company in any capacity and the Company does not act as agent for DVI, but instead presents itself to the public as a corporation separate from DVI; PROVIDED that DVI is the Servicer under the Contribution and Servicing Agreement;

         (g) the Company will cause its accounting records to be clearly and unambiguously marked to show that such Contract has been transferred by the Company to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders.

         SECTION 3.13               ORDINARY COURSE; NO INSOLVENCY.

         The transactions contemplated by this Agreement are being consummated by the Company and the Issuer, respectively, in furtherance of the Company's ordinary business purposes and constitute a practical and reasonable course of action by the Company designed to improve the financial position of the Company with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither as a result of the transactions contemplated by this Agreement, nor immediately before or after such transactions, will the Company be insolvent, and the Company has adequate capital for the conduct of its business and the payment of anticipated obligations.

         SECTION 3.14               ASSETS AND LIABILITIES.

         (a) Both immediately before and after the assignment, transfer and contribution of Contracts (including the right to receive all payments due or to become due thereunder) and the other Contributed Property, the present fair salable value of the Company's assets will be in excess of the amount that will be required to pay the Company's probable liabilities as they then exist and as they become absolute and matured.

         (b) Both immediately before and after the assignment and transfer of Contracts and the other Contributed Property, the sum of the Company's assets will be greater than the sum of the Company's debts, valuing the Company's assets at a fair salable value.

         SECTION 3.15               VALID SALE.

         This Agreement effects a valid assignment, transfer and contribution of the Company's interest in the Company Assets, enforceable against creditors of the Company.

         SECTION 3.16               ABILITY TO PAY DEBTS.

         Neither as a result of the transactions contemplated by this Agreement nor otherwise does the Company believe that it will incur debts beyond its ability to pay or which would be prohibited by its charter documents or bylaws. The Company's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

         SECTION 3.17               BULK TRANSFER PROVISIONS.

         No transfer, assignment or conveyance of Contracts or the other Company Assets by the Company to the Issuer contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         SECTION 3.18               TRANSFER TAXES.

         No transfer, assignment or conveyance of Company Assets contemplated by this Agreement is subject to or will result in any tax, fee or governmental charge payable by the Company or the Issuer to any federal, state or local government ("Transfer Taxes"). In the event that the Company or the Issuer receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of any Company Assets, on written demand by the Issuer, or upon the Company otherwise being given notice thereof, the Company shall pay, and otherwise indemnify and hold the Issuer, the Trustee and the holders of the Notes harmless, on an aftertax basis, from and against any and all such Transfer Taxes (it being understood that neither the holders of the Notes nor the Trustee shall have any obligation to pay such Transfer Taxes).


                                   ARTICLE IV.
                             CONDITIONS TO PURCHASE

         SECTION 4.01               REPRESENTATIONS AND WARRANTIES.

         The obligation of the Issuer to purchase any Contracts on the Closing Date each Contribution Date or Substitution Date, as the case may be, is subject to receipt by the Issuer of the following:

         (a) an Officer's Certificate from Company to the effect that, on or before such Contribution Date or Substitution Date, as applicable (after giving effect to the sale of the Subsequent Contracts on such date), all representations and warranties of the Company contained herein shall be true and correct in all respects, with respect to each Contract individually and all Contracts in the aggregate, with the same force and effect as though such representations and warranties had been made on and as of such date (unless such representations and warranties specifically relate to an earlier date).

         (b) an Officer's Certificate from the Contributor to the effect that, on or before such Contribution Date or Substitution Date, as applicable (after giving effect to the sale of Subsequent Contracts on such date), all representations and warranties of the Contributor contained in Section 2 of the Contribution and Servicing Agreement shall be true and correct in all respects, with respect to each Contract individually and all Contracts in the aggregate as stated therein, with the same force and effect as though such representations and warranties had been made on and as of such date (unless such representations and warranties specifically relate to an earlier date).

                                   ARTICLE V.
                            COVENANTS OF THE COMPANY

         So long as the Agreement remains in effect or the Company shall have any obligations hereunder, Company hereby covenants and agrees with Issuer as follows:

         SECTION 5.01               BOOKS AND RECORDS.

         The Company will clearly mark its books and records to reflect each contribution and sale to the Issuer of all Company Assets and to show that the Issuer owns the Company Assets absolutely.

         SECTION 5.02               PRESERVATION OF OFFICE.

         The Company will give the Issuer, each Securityholder and the Trustee prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

         SECTION 5.03               LIENS.

         The Company shall defend the right, title and interest of the Issuer in the Company Assets against all claims of third parties claiming through or under the Company (excluding claims arising from actions of the Contributor, in its capacity as Servicer under the Contribution and Servicing Agreement, or any agent of DVI as such Servicer).

         SECTION 5.04               NO BANKRUPTCY PETITION AGAINST THE ISSUER.

         The Company covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Issuer or itself, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 5.04 shall survive the termination of this Agreement.

         SECTION 5.05               PROTECTION OF RIGHT, TITLE AND INTEREST.

         (a) The Company shall not change its name, identity, or corporate structure in any manner that would, could, or might make any UCC financing statement or continuation statement filed by the Contributor in accordance with
Section 1.01(d) of the Contribution and Servicing Agreement seriously misleading within the meaning of ss. 9402(7) of the UCC, unless it shall have given the Issuer at least thirty (30) days' prior written notice thereof and shall promptly file appropriate amendments to all previously filed UCC financing statements or continuation statements.

         (b) If at any time the Company shall propose to sell, grant a security interest in, or otherwise transfer any interest in contracts to any prospective lender, or other transferee, the Company shall give to such prospective lender, or other transferee computer tapes, records, or printouts (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract have been sold to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders.

         (c) The Company shall deliver to the Issuer, the Rating Agencies, each Securityholder and the Trustee promptly after the execution and delivery of each amendment hereto, an opinion of counsel either (i) stating that, in the opinion of such counsel, all UCC financing statements and continuation statements necessary to preserve and protect fully the interest of the Company, the Issuer, the Securityholders and the Trustee in the Trust Property have been filed or, with respect to the Equipment, are required to be filed within thirty (30) days following the related Contribution Date, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.


                                   ARTICLE VI.
                        REPRESENTATIONS AND COVENANTS OF
                                   THE ISSUER

         The Issuer hereby represents and warrants to the Company as of the Closing Date and as of each Contribution Date:

         SECTION 6.01               NONCONSOLIDATION.

         The Issuer is operated in such a manner that it would not be substantively consolidated with DVI, such that the separate existence of the Issuer and DVI would not be disregarded in the event of a bankruptcy or insolvency of the Issuer or DVI, and in such regard, among other things:

         (a) the Issuer is not involved in the day to day management of DVI;

         (b) the Issuer maintains separate company records and books of account from DVI and otherwise observes company formalities and has a separate business office from the Company;

         (c) the financial statements and books and records of the Issuer prepared after the date of creation of DVI reflect and will reflect the separate existence of DVI;

         (d) the Issuer maintains its assets separately from the assets of DVI (including through the maintenance of a separate bank account), the Issuer's funds and assets, and records relating thereto, have not been and are not commingled with those of DVI and the separate creditors of DVI will be entitled to be satisfied out of DVI's assets prior to any value in DVI becoming available to DVI's equityholders or the Issuer's creditors;

         (e) all business correspondence of the Issuer and other communications are conducted in the Issuer's own name and on its own stationery;

         (f) DVI does not act as an agent of the Issuer in any capacity and the Issuer does not act as agent for DVI, but instead presents itself to the public as a limited liability company separate from the Company; PROVIDED HOWEVER, that DVI shall not be deemed an agent by acting as the Servicer under the Contribution and Servicing Agreement.

         SECTION 6.02               NO BANKRUPTCY PETITION AGAINST THE COMPANY.

         The Issuer covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Company or itself, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 6.01 shall survive the termination of this Agreement.


                                  ARTICLE VII.
                                  SUBSTITUTION

         SECTION 7.01               SUBSTITUTION.

         In the event that the Contributor contributes and assigns a Substitute Contract to the Company pursuant to Section 7.01 of the Contribution and Servicing Agreement, the Company hereby agrees to contribute and assign any such Substitute Contract and the security interest in the related Equipment to the Issuer. In addition, the Company hereby agrees to take any action to facilitate the transfer of any Predecessor Contract, including (i) delivery to the Contributor by the Company of an instrument, substantially in the form of Exhibit __ of the Contribution and Servicing Agreement, transferring to the Contributor, without representation or warranty, all of the Company's right, title and interest in and to the Predecessor Contract, (ii) delivery to the Trustee of the original, manually executed counterpart of each Contract that constitutes "chattel paper" or an "instrument" under the UCC as appropriate for the purposes of perfecting a security interest under the UCC and (iii) delivery to the Trustee of an amendment to the Contract Schedule, reflecting the deletion of the Predecessor Contract and the addition of the Substitute Contract.

         SECTION 7.02               NOTICE OF SUBSTITUTION.

         In the Monthly Servicer Report to be delivered on each Determination Date, the Company shall cause the Servicer to give written notice to the Trustee, the Initial Class A Noteholder, each Noteholder, and the Company of each substitution of Contracts pursuant to Section 7.01 hereof during the preceding Collection Period. Such Monthly Servicer Report or other written notice shall (i) specify the amount of each periodic Contract Payment under the Predecessor Contract and the amount of each periodic Contract Payment under each Eligible Contract being substituted, (ii) specify the residual values of the Equipment subject to the Predecessor Contract and the Equipment subject to the Eligible Contract being substituted, (iii) specify the Discounted Contract Balance of the Predecessor Contracts, the Discounted Contract Balance of the Substitute Contracts, and any amounts to be deposited in the Collection Account in connection with such Substitute Contracts and (iv) with respect to a substitution pursuant to Section 7.01(a) hereof, be accompanied by an Officer's Certificate, substantially in the form of Exhibit F hereto, certifying as to compliance with the provisions of Section 7.01(a) hereof.

         SECTION 7.03      CONTRIBUTOR'S AND COMPANY'S SUBSEQUENT OBLIGATIONS.

         Upon any substitution of Contracts in accordance with the provisions of this Section 7, the Company's obligations hereunder with respect to the Predecessor Contract shall cease but the Contributor and the Company shall each thereafter have the same obligations with respect to the Substitute Contract substituted as it has with respect to all other Contracts subject to the terms hereof.


                                  ARTICLE VIII.
                                  MISCELLANEOUS

         SECTION 8.01               AMENDMENT; WAIVERS.

         This Agreement may be amended, waived, supplemented or modified from time to time only by written agreement of each of Company, Issuer and their respective assigns, including the Trustee. Any forbearance, failure, or delay by a party in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by a party of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of a party shall continue in full force and effect until specifically waived by it in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

         SECTION 8.02               EFFECT OF INVALIDITY OF PROVISIONS.

         In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 8.03               NOTICES.

         Any notices, consents, directions, demands and other communications given under this Agreement (unless otherwise specified herein) shall be in writing and shall be deemed to have been duly given when personally delivered at or telefaxed to the respective addresses or facsimile numbers, as the case may be, set forth on the signature page hereof for Company and Issuer, or to such other address or facsimile number as either party shall give notice to the other party pursuant to this Section. Notices, consents, etc. may be also effected by first class mail, postage prepaid sent to the foregoing addresses and will be effective upon receipt by the intended recipient.

         SECTION 8.04               ENTIRE AGREEMENT.

         This Agreement, including the Exhibits hereto, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.

         SECTION 8.05               SURVIVAL.

         All indemnities and undertakings of Company and Issuer hereunder shall survive the termination of this Agreement.

         SECTION 8.06               CONSENT TO SERVICE.

         Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address PROVIDED on the signature page hereto.

         SECTION 8.07               JURISDICTION NOT EXCLUSIVE.

         Nothing herein will be deemed to preclude either party hereto from bringing an action or proceeding in respect of this Agreement in any jurisdiction other than as set forth in Section 8.12 hereof.

         SECTION 8.08               CONSTRUCTION.

         The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections, Schedules and Exhibits in this Agreement are to the

Sections of and Schedules and Exhibits to this Agreement. Any Schedules and Exhibits are hereby incorporated into and form a part of this Agreement. In this Agreement, the singular includes the plural, the plural the singular, the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require and the word "including" means "including, but not limited to." Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         SECTION 8.09               FURTHER ASSURANCES.

         In addition to its agreements set forth herein, the Company (at the Issuer's expense) agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably requested by the Issuer to carry into effect the purposes of this Agreement and the transactions contemplated herein.

         SECTION 8.10               THIRD PARTY BENEFICIARIES.

         Any Securityholder and the Trustee shall be an express third party beneficiary of this Agreement. The obligations of the Company hereunder may be assigned by the Issuer to the Trustee under the Indenture [the Trust Agreement]. The Company acknowledges that the Issuer intends, pursuant to the Indenture [the Trust Agreement], to pledge the Company Assets, together with its respective rights under this Agreement, to the Trustee on the Closing Date and each Contribution Date and each Substitution Date, with respect to each Contract and each Substitute Contract. The Company acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of the Company contained in this Agreement and the rights of the Issuer hereunder, are intended to benefit the Trustee and each Securityholder. In furtherance of the foregoing, the Company covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof and for the benefit of the Trustee and the Securityholders and that, notwithstanding anything to the contrary in this Agreement, the Company shall be directly liable to the Trustee (notwithstanding any failure by the Servicer or the Issuer to perform its duties and obligations hereunder, or under the Indenture or Contribution and Servicing Agreement), and that the Trustee may enforce the duties and obligations of the Company under this Agreement against the Company for the benefit of the Securityholders.

         SECTION 8.11               GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS RULES REGARDING CONFLICT OF LAWS.

         SECTION 8.12         CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO
                              VENUE.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EACH OF THE ISSUER AND THE COMPANY HEREBY AGREED TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITH THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         SECTION 8.13          WAIVER OF JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ISSUER AND THE COMPANY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 8.14          HEADINGS AND CROSSREFERENCES.

         The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

         SECTION 8.15          COSTS AND EXPENSES.

         The Company will pay all reasonable expenses incident to the performance of its obligations under this Agreement and under the Indenture and the Company agrees to pay all reasonable outofpocket costs and expenses of the Issuer, including fees and expenses of counsel, in connection with the enforcement of any obligation of the Company hereunder.

         SECTION 8.16               CONFIDENTIAL INFORMATION.

         The Issuer agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Issuer's rights hereunder, under the Contracts, under the applicable Transaction Documents or as required by law.

         SECTION 8.17               EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Issuer and Company have duly executed this Subsequent Contract Transfer Agreement as of the date and year first above written.


                                     DVI RECEIVABLES CORP. VIII

                                     By    __________________________
                                     Name:
                                     Title:

                                     Address: 500 Hyde Park
                                     Doylestown, Pennsylvania 18901
                                     Attn: Securitization Manager

                                     Telephone: (215) 3456600
                                     Facsimile:     (215) 2305328

                                     DVI ____________________

                                     By    __________________________
                                     Name:
                                     Title:

                                     Address:

                                     Telephone:        ___________________
                                     Facsimile:        ___________________

                                    EXHIBIT A

                        SUBSEQUENT CONTRACT TRANSFER FORM

                                                                          [DATE]

                  DVI Receivables Corp. VIII (the "COMPANY") and DVI ___________ ("the Issuer"), pursuant to the Subsequent Contract Transfer Agreement, dated as of ________________ (the "Subsequent Contract Transfer Agreement"), hereby confirm their understanding with respect to the contribution by the Company to the Issuer of those Contracts listed on Schedule 1 attached hereto (the "CONTRACTS"), together with a firstpriority perfected (except for such item of related Equipment that had an Original Equipment Cost of less than $20,000) security interest in all of the Company's right, title and interest in and to the related Equipment, and other related property described herein.

                  CONVEYANCE OF CONTRACTS. On the date set forth above, the Company hereby transfers to the Issuer all of the Company's rights, title and interest in, to, and under the Contracts listed on Schedule 1 hereto including, without limitation, its interests in the proceeds of such Contracts, the right to receive all amounts due or to become due thereunder after __________ (the "CUTOFF DATE") together with the Assets related thereto.

                  The Company hereby confirms that:

                  (1) On or prior to the date hereof (the "SUBSEQUENT CONTRACT TRANSFER DATE"), the Contributor shall have deposited in the Collection Account all collections in respect of the Contracts that were due on or after the Cutoff Date;

                  (2) Each representation and warranty of the Company under the Contribution and Servicing Agreement and the Subsequent Contract Transfer Agreement is true and correct as of the date hereof, the Contributor was not insolvent nor will it be made insolvent by the transfer contemplated herein nor is it aware of any pending insolvency and the Company is not in breach of any covenant under the Subsequent Contract Transfer Agreement;

                  (3) Each Contract contributed pursuant hereto is an Eligible Contract;

                  (4) On or prior to the Subsequent Contract Transfer Date, the Company shall have delivered to the Trustee the sole original, manually executed counterpart of each Contract;

                  (5) The sum of the Discounted Contract Balances as of the Cutoff Date of the Contracts listed on Schedule 1 attached hereto is $__________ (calculated using a Discount Rate of _____%);

                  (6) The Commitment Period has not terminated as of the date hereof;

                  (7) When the Contracts are added to the Trust Property, all representations and warranties of the Company in the Subsequent Contract Transfer Agreement will be true and correct as of the date set forth in the heading of this Subsequent Contract Transfer Form unless any breach of such representations and warranties resulting from the inclusion of such Contract shall have been waived in advance by Securityholders evidencing more than 50% of the Voting Rights; and

                  (8) The Contributor has delivered to the Trustee (i) amendments to, or executed originals of, the UCC financing statements referred to in Section 1.01(d) of the Contribution and Servicing Agreement reflecting the addition of the Contract(s) and (ii) an amendment to the Contract Schedule.

                  All terms and conditions of the Subsequent Contract Transfer Agreement with respect to the Company and the Contracts have been complied with and are hereby ratified, confirmed and incorporated herein, PROVIDED that in the event of any conflict, the provisions of this Subsequent Contract Transfer Form shall control over the conflicting provisions of the Contribution and Servicing Agreement.

                  Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Subsequent Contract Transfer Agreement and if not defined therein, then as such terms are defined in Appendix I to the Contribution and Servicing Agreement.

                                       DVI RECEIVABLES CORP. VIII
                                       By:_____________________________
                                            Name:
                                            Title:


                                       DVI _______________________
                                       By: _____________________________
                                            Name:
                                            Title:




                                       A-2